UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
FORTREA HOLDINGS INC.
(Name of Registrant as Specified in its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fortrea

Delivering solutions that bring life-changing treatments to patients faster and create lasting value for all our stakeholders

2025 Proxy Statement

Fortrea.com

To Our Stockholders:

FORTREA HOLDINGS INC. 8 MOORE DRIVE, DURHAM, NORTH CAROLINA 27709

April 28, 2025

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Fortrea Holdings Inc. virtually at 10:30 a.m. Eastern Time, on Tuesday, June 10, 2025, at www.virtualshareholdermeeting.com/FTRE2025.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, please review the section called “Who Can Attend the Annual Meeting?” on page 5 of the proxy statement for more information about how to attend the meeting.

Proxy materials, which include a Notice of Internet Availability, proxy statement and proxy card are first being made available to stockholders of Fortrea Holdings Inc. on or about April 28, 2025. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the

Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card.

Thank you for your support.

Sincerely,

Thomas H. Pike

Chief Executive Officer and Chairman of the Board

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Fortrea Holdings Inc., a Delaware corporation (the “Company” or “Fortrea”), will be held at 10:30 a.m. Eastern Time, on Tuesday, June 10, 2025. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/FTRE2025.

Date:

Tuesday, June 10, 2025

Time:

10:30 a.m. Eastern Time

Where:

www.virtualshareholdermeeting.com/FTRE2025

Record Date:

April 17, 2025

Holders of record of our Common Stock as of the close of business on April 17, 2025, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be electronically open to the examination of any stockholder during the Annual Meeting, as well as at our principal executive offices at 8 Moore Drive, Durham, North Carolina 27709 for a period of ten days ending on the day prior to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

1.	To elect Dr. Amrit Ray, Erin L. Russell, and Machelle Sanders as Class II Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay”);

4.	To conduct a vote to approve the Fortrea Holdings Inc. 2023 Omnibus Incentive Plan, as amended and restated; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

By Order of the Board of Directors

Stillman Hanson

General Counsel and Corporate Secretary

Durham, North Carolina

April 28, 2025

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed postage-paid return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

FORTREA • 2025 Proxy Statement 1

Proxy Statement

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fortrea Holdings Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 10, 2025 (the “Annual Meeting”). Holders of record of shares of our Common Stock, $0.001 par value (“Common Stock”), as of the close of business on April 17, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 90,540,317 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

In this proxy statement, “Fortrea,” “Company,” “we,” “us,” and “our” refer to Fortrea Holdings Inc. and where applicable, our subsidiaries and predecessor entities. “Spin” refers to the pro-rata distribution of Fortrea shares by Laboratory Corporation of America Holdings Inc. (“Labcorp”) that was effective on June 30, 2023 in accordance with the Separation and Distribution Agreement between Fortrea and Labcorp entered into on June 29, 2023, whereby Labcorp agreed to spin-off Fortrea as a publicly traded company.

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on current expectations, forecasts, assumptions and other information available to Fortrea as of the date hereof. Forward-looking statements involve inherent risks and uncertainties, include statements regarding Fortrea’s expectations, beliefs, intentions, or strategies regarding the future, including with respect to business, financial, operational, compensation, and environmental, social and governance matters, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “should,” “seeks,” “approximately,” “estimate,” “goal,” “intend,” “may,” “plan,” “should,” “will,” and “would” or similar words. Fortrea’s actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Fortrea’s business, including if we do not generate a large number of net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract, if we are unable to contract with suitable investigators and recruit and enroll patients for clinical trials, our international operations could subject us to additional risks and expenses that could adversely impact our business or results of operations, and the risks and uncertainties discussed in Fortrea’s Annual Report on Form 10-K for fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025 (“Annual Report on Form 10-K”) as well as Fortrea’s other filings with the SEC. Fortrea undertakes no obligation to revise or update any forward-looking statements made in this proxy statement, whether as a result of new information, future events or circumstances, or otherwise, except as required by law.

DATE & TIME: Tuesday, June 10, 2025 10:30 a.m. Eastern Time	Location: www.virtualshareholdermeeting.com/FTRE2025	RECORD DATE: April 17, 2025

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2024 (the “2024 Annual Report”) will be released on or about April 28, 2025 to our stockholders on the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, June 10, 2025

This Proxy Statement and our 2024 Annual Report are available at www.proxyvote.com

Where Can You Find More Information?

See “Questions and Answers about the 2025 Annual Meeting of Stockholders” on page 5.

References to our website in this proxy statement, the 2024 Annual Report or the Annual Report on Form 10-K are for the convenience of readers, and information available at or through our website is not a part of, nor is it incorporated by reference in, these documents.

Stockholders may obtain directions for accessing the meeting online by visiting our website at www.fortrea.com.

2 2025 Proxy Statement • FORTREA

Proxy Statement

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect Dr. Amrit Ray, Erin L. Russell, and Machelle Sanders as Class II Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

•	To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay Vote”);

•	To approve the Fortrea Holdings Inc. 2023 Omnibus Incentive Plan, as amended and restated; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in their discretion.

Company Overview

Fortrea is a publicly traded company and our common stock is listed under the symbol “FTRE” on the Nasdaq Stock Market LLC (“Nasdaq”). We are a leading global provider of clinical development solutions to the life sciences industry. We provide phase I through IV clinical trial management, clinical pharmacology, and consulting services for global pharmaceutical, biotechnology, and medical device customers. Our talented and diverse team of approximately 15,500 people working in more than 100 countries is scaled to deliver focused and agile solutions to customers globally.

Recommendations of the Board

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations which are as follows:

Proposals	Board Recommendation

 1.  To elect Dr. Amrit Ray, Erin L. Russell, and Machelle Sanders as Class II Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified

FOR

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR

3. To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay Vote”)	FOR

4. To approve the Fortrea Holdings Inc. 2023 Omnibus Incentive Plan, as amended and restated	FOR

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in their discretion.

FORTREA • 2025 Proxy Statement 3

Proxy Statement

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Fortrea is making this proxy statement and its 2024 Annual Report available to its stockholders electronically via the Internet. On or about April 28, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

4 2025 Proxy Statement • FORTREA

Questions and Answers about the 2025 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 17, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 90,540,317 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. That is, shares are registered in your name with our transfer agent. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

The Annual Meeting will be conducted virtually. All stockholders will be able to attend, vote and submit questions at the Annual Meeting via webcast by entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials at www.virtualshareholdermeeting.com/FTRE2025. If you do not have a control number, you will be able to register as a guest; however, you will not be able to vote or submit questions before or during the meeting.

No recording of the Annual Meeting is allowed, including audio and video recording.

Why is the annual meeting a virtual meeting?

To facilitate broad shareholder attendance and provide a consistent experience to all shareholders, regardless of location, our 2025 Annual Meeting will be a virtual-only meeting where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We are implementing a virtual-only meeting format in order to leverage technology to enhance shareholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give shareholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance shareholder access and encourage participation and communication with our Board and management. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

FORTREA • 2025 Proxy Statement 5

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website log-in page. We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to log-in to the meeting and test your computer audio system. We also recommend that you carefully review the above procedures needed to gain admission in advance.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the presiding officer of the Annual Meeting may postpone or adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

How do I vote?

Whether you plan to attend the annual meeting or not, we recommend that stockholders vote by proxy. If you are a stockholder of record, there are two ways to vote by proxy:

•	By Internet or by Telephone—You can vote by Internet or telephone by following the instructions on the proxy card.

•

At the Annual Meeting—To vote during the Annual Meeting, attend the Annual Meeting at www.virtualshareholdermeeting.com/FTRE2025, and we will provide voting instructions at that link. In order to vote, you will need the 16-digit control number that appears on your proxy card or the instructions that accompanied these proxy materials. Each stockholder has a unique control number so that we can ensure all voting instructions are genuine and prevent duplicative voting. Depending on the number of accounts in which you hold shares of our common stock, you may receive and need to vote more than one control number.

•	By Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 9, 2025. If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy.

Can I change my vote after I submit my proxy?

Yes.

If you are a record stockholder (i.e., your shares are registered in your name with our transfer agent), you may revoke your proxy and change your vote:

•	by delivering to our Corporate Secretary a duly executed new proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by delivering a revocation of the proxy to our Corporate Secretary prior to or when the vote is taken; or

•	by voting virtually at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote at the Annual Meeting.

6 2025 Proxy Statement • FORTREA

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

If your shares are held in street name (i.e., through a broker or bank), you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

Broadridge Financial Solutions, our independent proxy tabulator, will count the votes. Stillman Hanson, our General Counsel and Corporate Secretary, or his designee, will act as inspector of elections for the Annual Meeting.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 3 of this proxy statement, along with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in their discretion.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The majority of the votes cast. This means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.	Abstentions and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares present or represented by proxy and entitled to vote on the matter.	Abstentions will have the same effect as votes against. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an advisory basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority in voting power of the shares present or represented by proxy and entitled to vote on the matter.	Abstentions will have the same effect as votes against. Broker non-votes will not be counted as votes “for” or “against” this proposal.

Proposal 4: Approval of the Fortrea Holdings Inc. 2023 Omnibus Incentive Plan, as amended and restated	The affirmative vote of the holders of a majority in voting power of the shares present or represented by proxy and entitled to vote on the matter.	Abstentions will have the same effect as votes against. Broker non-votes will not be counted as votes “for” or “against” in this proposal.

What is an abstention and how will abstentions be treated?

An “abstention,” in the case of the proposals regarding the election of a director, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the advisory vote on the compensation of our named executive officers (“Say-on-Pay Vote”), and approval of the Fortrea Holdings, Inc. 2023 Omnibus Incentive Plan, as amended and restated (the “A&R Incentive Plan”) represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained on the election of a director. Abstentions have the same effect as votes against the ratification of the appointment of Deloitte & Touche LLP, the Say-on-Pay Vote or the approval of the A&R Incentive Plan.

FORTREA • 2025 Proxy Statement 7

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of a director or the Say-on-Pay Vote or the approval of the A&R Incentive Plan. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

8 2025 Proxy Statement • FORTREA

Proposal 1: Election of Directors

At the Annual Meeting, three (3) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2028 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have seven (7) directors on our Board, including three (3) Class II Directors. Our current Class II Directors are: (i) Dr. Amrit Ray, who has served on our Board since June 29, 2023; (ii) Erin L. Russell, who has served on our Board since March 7, 2025; and (iii) Machelle Sanders, who has served on our Board since May 14, 2024. The Board has nominated Dr. Amrit Ray, Erin L. Russell, and Machelle Sanders for election as Class II Directors at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Each share of Common Stock is entitled to one vote on each of the director nominees and one vote on each other matter that is properly presented at the 2025 Annual Meeting. In accordance with Fortrea’s Amended and Restated Bylaws (the “Bylaws”), director nominees in an uncontested election must receive a majority of the votes cast to be elected, which under the Bylaws means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director. The Board has adopted a policy under which an incumbent director who does not receive the required vote for election as provided in the Bylaws will submit their resignation for consideration by the Board. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election, except as described below. The current class structure is as follows: Class II, whose current term expires at the 2025 Annual Meeting and whose new term will expire at the 2028 Annual Meeting; Class III, whose current term expires at the 2026 Annual Meeting and whose subsequent term will expire at the 2028 Annual Meeting; and Class I, whose current term expires at the 2027 Annual Meeting and whose subsequent term will expire at the 2028 Annual Meeting. Commencing at the 2028 Annual Meeting and at all subsequent Annual Meetings, the Board will no longer be classified, and all directors will be elected for a term of office to expire at the next succeeding Annual Meeting. The current Class I Directors are Edward Pesicka and David Smith and the current Class III Directors are Thomas Pike and Peter M. Neupert.

There are no family relationships among any of our executive officers or directors. For information regarding each of their compensation arrangements, see “Director Compensation” and “Executive Compensation.”

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

Directors are elected by a majority of the votes cast at the meeting. If a quorum is present, a director nominee will be elected if the number of shares voted “for” a director nominee’s election exceeds 50% of the number of votes cast with respect to that director nominee’s election. As discussed above, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on this proposal without your instructions. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained.

If an incumbent director does not receive “For” votes that constitute a majority of the votes cast, the director must offer to submit his or her resignation and the Board will decide whether to accept the offer to resign.

FORTREA • 2025 Proxy Statement 9

PROPOSAL 1: ELECTION OF DIRECTORS

Director Candidate Qualifications

When evaluating prospective candidates for director, the Nominating, Corporate Governance and Compliance Committee establishes and recommends to the Board the appropriate skills and characteristics required of Board members for the selection of new directors, and evaluates the qualifications of potential candidates for director, including any nominees submitted by stockholders. The Nominating, Corporate Governance and Compliance Committee also evaluates director independence. Further, the Nominating, Corporate Governance and Compliance Committee is committed to strengthening the board by identifying talented and highly qualified individuals who bring diverse backgrounds, professional skills, and experiences. Our current directors’ primary skills and experiences are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to our Board.

Experience, Expertise or Attribute	Thomas Pike	Peter Neupert	Edward Pesicka	Amrit Ray	Erin Russell	Machelle Sanders	David Smith

General Management and Business Operations	X	X	X	X	X	X	X

CEO Experience	X	X	X

CFO Experience			X				X

Technology	X	X

Finance/Accounting	X	X	X		X	X	X

Mergers and Acquisitions	X	X	X	X	X		X

Risk Management	X	X	X			X	X

International Business	X	X	X	X	X	X	X

Healthcare/Drug Development	X	X	X	X	X	X	X

Human Resources						X

Quality and Regulatory				X		X

Science and Medicine	X			X		X	X

Spin Experience				X		X	X

NOMINEES FOR CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2028 ANNUAL MEETING)

The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Fortrea
Dr. Amrit Ray	52	2023	Director
Erin L. Russell	51	2025	Director
Machelle Sanders	61	2024	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Age: 52 Director Since: June 29, 2023

Dr. Amrit Ray

Dr. Ray was appointed to our Board of Directors in connection with the Spin. Dr. Ray has over 25 years of biopharmaceutical industry experience. Dr. Ray is a physician researcher and advisor to life sciences companies. From March 2022 until December 2022, Dr. Ray served as the Chief Patient Officer at Biohaven Pharmaceuticals, a biopharmaceutical company. From 2017 until January 2021, Dr. Ray served as the Global President, Head of R&D and Medical, overseeing all aspects of R&D worldwide for the Essential Health and later Upjohn divisions at Pfizer, a biopharmaceutical company. Previously from 2009-2017, Dr. Ray served in positions of increasing responsibility including as the Chief Medical Officer and as the Chief Safety Officer for global pharmaceuticals at Johnson & Johnson, a healthcare company. Dr. Ray earned his degrees in Immunology and in Medicine at Edinburgh University, and his Master of Business Administration from the Tuck School of Business at Dartmouth College. Dr. Ray is a Visiting Professor of Practice at the Faculty of Medical Sciences of Newcastle University, UK, and serves on the Board of Trustees at The Hastings Center for Bioethics. Since 2022, Dr. Ray has served as a director of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company.

10 2025 Proxy Statement • FORTREA

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 51 Director Since: March 7, 2025

Erin L. Russell

Ms. Russell was appointed to our Board of Directors on March 7, 2025. She was appointed to serve on the board of Modivcare, a technology-enabled healthcare services company, in February 2025, and also serves on the boards of eHealth, Inc., a leading online health insurance marketplace, since July 2021, and Kadant Inc., a global supplier of high-value engineered systems used in process industries worldwide, since January 2019. Her previous board experience in the healthcare sector includes Tivity Health Inc., a leading provider of healthy living, fitness and social engagement solutions, DeVilbiss Healthcare LLC, a company that designs, manufactures and markets respiratory medical products, DynaVox Inc., a communications device manufacturer, and 21st Century Oncology Inc., a provider of state-of-the-art radiation therapy and integrated cancer treatments. Previously, Ms. Russell served as an industry advisor of Starboard Value Acquisition Corporation, a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, from August 2020 until August 2021. Ms. Russell spent 16 years as a principal of Vestar Capital Partners, L.P., a leading private equity firm specializing in management buyouts, recapitalizations, and growth equity investments. Ms. Russell is currently chair of the board of St. Thomas Aquinas Catholic School, where she has served since June 2018, and chair of the advisory board of McIntire School of Commerce and member of advisory board of the Jefferson Scholars Foundation at the University of Virginia, where she has served since June 2016 and April 2008, respectively. Ms. Russell earned her Bachelor of Science in Commerce, with a concentration in Accounting, from the McIntire School of Commerce at the University of Virginia and her Master of Business Administration from Harvard Business School.

Age: 61 Director Since: May 14, 2024

Machelle Sanders

Ms. Sanders was appointed to our Board of Directors on May 14, 2024. Ms. Sanders is a seasoned executive with over 30 years of pharmaceutical and biotechnology experience. Ms. Sanders served as the North Carolina Secretary of Commerce until January 2025. Prior to her appointment as the North Carolina Secretary of Commerce in February 2021, Ms. Sanders served as Secretary of the North Carolina Department of Administration from January 2017 to February 2021. In the private sector, Ms. Sanders has experienced increasing levels of quality assurance and manufacturing operations responsibilities with Biogen, Inc. (“Biogen”), Purdue Pharmaceuticals, and AkzoNobel and was most recently responsible for the pharmaceutical operations and technology operational strategy for Biogen’s multiple sclerosis franchise. Since February 2022, Ms. Sanders has served on the board of directors, science committee, and compensation committee of BioCryst Pharmaceuticals, Inc., a global, public biotechnology company. Ms. Sanders previously served as a member of the boards of directors of Novan, Inc. from 2017 to April 2024 and Radius Health, Inc. from 2021 to August 2022. Ms. Sanders earned her Bachelor of Science in Biochemistry from North Carolina State University and her master’s degree in Health Administration from Pfeiffer University.

FORTREA • 2025 Proxy Statement 11

PROPOSAL 1: ELECTION OF DIRECTORS

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Fortrea
Thomas Pike	65	2023	Chief Executive Officer and Chairman of the Board
Peter M. Neupert	69	2023	Lead Independent Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Age: 65 Director Since: June 29, 2023

Thomas Pike

Mr. Pike has served as our Chief Executive Officer and Chairman of our Board of Directors since the Spin. Mr. Pike has more than 30 years of industry experience. Mr. Pike joined Labcorp in January 2023 as President and Chief Executive Officer of its Drug Development, Clinical Development and Commercialization Services business unit. Prior to joining Labcorp, he co-founded, advised and served as a director for several healthcare and technology services companies, including companies with a focus on patients and clinical research sites from 2017 to 2023. Prior to that, Mr. Pike served as CEO and board member of Quintiles Transnational Holdings Inc. (“Quintiles”), a leading fully integrated biopharmaceutical services company offering clinical, commercial and consulting solutions worldwide. Under Mr. Pike’s leadership, Quintiles was named one of the world’s Most Ethical Companies and Most Admired Companies by Fortune magazine. During his tenure, he also led the launch of Q2 Solutions, a clinical trial laboratory services organization, in a joint-venture transaction. Mr. Pike led Quintiles through a successful IPO, helping it grow into a Fortune 500 company with 36,000 employees worldwide. Mr. Pike retired as vice chairman of the merged Quintiles and IMS Health. Prior to Quintiles, Mr. Pike had a distinguished career at Accenture in executive roles, including Chief Risk Officer and Managing Director of the North America Health and Products business areas. Prior to that, he was the global Chief Operating Officer for Accenture’s Resources operating group, and he also served as Accenture’s Chief Strategy Officer and a member of the executive leadership team for Accenture’s IPO in July 2001. Earlier, he was at McKinsey & Company and, since 2019, serves on the board of Martin Marietta Materials, Inc. Mr. Pike earned his Bachelor of Science in Accounting from the University of Delaware.

Age: 69 Director Since: June 29, 2023

Peter M. Neupert

Mr. Neupert was appointed to our Board of Directors in connection with the Spin. Mr. Neupert served as an Operating Partner at Health Evolution Partners, a private equity fund, from February 2012 to July 2014. Prior to joining Health Evolution Partners, Mr. Neupert served as Corporate Vice President, Health Solutions Group at Microsoft from August 2005 to 2012, and as the Chief Executive Officer and Chairman of the board of directors of drugstore.com, which he joined in July 1998. Prior to drugstore.com, Mr. Neupert was Corporate Vice President for News and Publishing at Microsoft, where he created and led MSNBC.com and MSNBC Cable and managed Microsoft’s other online publishing entities including Slate.com. Since 2013, Mr. Neupert has served as a director of Labcorp and as a director of Adaptive Biotechnologies Corporation. Mr. Neupert previously served as a member of the board of directors of NextGen Healthcare, Inc., a public software company, and several private companies. Mr. Neupert served as a member of the Board of Trustees of Fred Hutchinson Cancer Research Center from June 2007 to June 2020. Mr. Neupert earned his Bachelor of Arts in Philosophy from Colorado College and his Master of Business Administration from the Tuck School of Business at Dartmouth College.

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PROPOSAL 1: ELECTION OF DIRECTORS

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING)

The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Fortrea
Edward Pesicka	58	2023	Director
David Smith	59	2023	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director Nominee are as follows:

Age: 58 Director Since: June 29, 2023

Edward Pesicka

Mr. Pesicka was appointed to our Board of Directors in connection with the Spin. Since March 2019, Mr. Pesicka has served as President and Chief Executive Officer, as well as on the board of directors, of Owens & Minor, Inc., a global healthcare solutions company. From January 2016 until March 2019, Mr. Pesicka was an independent consultant and advisor in the healthcare, life science and distribution industries. From January 2000 until April 2015, Mr. Pesicka served in various roles of increasing responsibility at Thermo Fisher Scientific Inc., an American supplier of scientific instrumentation, reagents and consumables and software services, including Chief Commercial Officer and Senior Vice President from January 2014 to April 2015. Prior to Thermo Fisher Scientific, Mr. Pesicka spent eight years with TRW Inc., an aerospace company, in its finance department and three years with PricewaterhouseCoopers as an auditor. Mr. Pesicka earned his Bachelor of Arts in Business Administration and Management from Muskingum College and his Master of Business Administration from Weatherhead School of Management at Case Western Reserve University.

Age: 59 Director Since: June 15, 2023

David Smith

Mr. Smith was appointed to our Board of Directors in connection with the Spin. Mr. Smith has over 25 years of pharmaceutical industry experience. Mr. Smith served as Executive Vice President and Chief Financial Officer for Charles River Laboratories International, Inc., a global pre-clinical contract research organization supporting the global pharmaceutical industry. Mr. Smith joined Charles River in April 2014 through their acquisition of the Galapagos Services Division, which was carved out from its parent company Galapagos NV, a Belgian pharmaceutical research company. Mr. Smith served as the Chief Executive Officer for that division and, on its acquisition, continued to manage its operation as Corporate Vice President at Charles River. In October that year, Mr. Smith was promoted to Corporate Senior Vice President with responsibilities for all Discovery Services at Charles River. In the following February, he was nominated as the successor to the incumbent Chief Financial Officer, formally taking the helm in August 2015, a post Mr. Smith held until his retirement in May 2022. During Mr. Smith’s tenure as Chief Financial Officer, Charles River entered the S&P 500 in May 2021. Previously, Mr. Smith also served as Chief Financial Officer at Cambridge University Hospitals in the United Kingdom and Galapagos NV. He held management positions at AstraZeneca in the Netherlands, Hungary, Sweden and the U.K. and held a variety of leadership roles, including in the R&D division where he helped determine which molecules progressed through the pipeline. Mr. Smith trained as a Chartered Accountant in the U.K., with what is now called PricewaterhouseCoopers, before relocating with the firm to Dubai. Mr. Smith earned his Bachelor of Sciences Honors degree in Molecular Biophysics at the University of Leeds, U.K.

FORTREA • 2025 Proxy Statement 13

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that the appointment for the fiscal year ending December 31, 2025, be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. Deloitte & Touche LLP has served as our independent registered accounting firm since it was engaged by Labcorp (and later ratified by Fortrea) in connection with the Spin in 2023.

Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2026. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interests of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter. Abstentions have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

14 2025 Proxy Statement • FORTREA

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Fortrea Holdings Inc.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. This report is provided by the following independent directors, who comprise the committee:

The Audit Committee

David Smith (Chair)

Peter M. Neupert

Edward Pesicka

FORTREA • 2025 Proxy Statement 15

Independent Registered Public Accounting Firm Fees and Other Matters

Deloitte & Touche LLP (“Deloitte”) began serving as our independent registered public accounting firm in fiscal year 2023. The following table summarizes the fees of Deloitte and its subsidiaries and affiliates billed to us for services rendered during 2023 and 2024. Prior to the Spin, Labcorp paid any audit or tax fees related to Fortrea’s business. As a result, the amounts reported below for 2023 are not necessarily representative of the fees we expect to pay Deloitte in future years. All Deloitte services for 2023 were approved in advance by our Audit Committee, or prior to the Spin by Labcorp’s Audit Committee and ratified by Fortrea’s Audit Committee. All Deloitte services for 2024 were approved in advance by our Audit Committee.

Fee Category	2024	2023

Audit Fees (1)	$4,796,570	$3,098,273

All Other Fees (2)	$122,000	$26,895

Total Fees	$4,918,570	$3,125,168

(1)

“Audit Fees” include fees incurred for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, and services that were normally provided by Deloitte in connection with statutory and regulatory filings or engagements. Audit fees for the fiscal year ended December 31, 2024 also include additional fees related to the restatement of our historical financial statements.

(2)	“All Other Fees” consisted of accounting software pre-implementation assistance, accounting research software and professional development services.

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by SEC rules, the Audit Committee also has delegated to each of its members, acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Audit Committee at its next scheduled meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accounting firm expects to provide or may provide during the year. The schedule must be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year. A schedule of additional services proposed to be provided by the independent registered public accounting firm, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule must be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service. The Audit Committee pre-approved all fees incurred by Deloitte in 2024.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. The Audit Committee has considered the compatibility of non-audit services performed by Deloitte with its independence and has concluded that the provision of non-audit services by Deloitte is compatible with that firm maintaining its independence from us and our management.

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Named Executive Officers

The following table identifies our current named executive officers, who are all of our executive officers:

Name	Biographical Information

Thomas Pike Age: 65 Chief Executive Officer and Chairman of the Board	See biography on page 12 of this proxy statement.

Jill McConnell Age: 51 Chief Financial Officer	Jill McConnell has served as our Chief Financial Officer since the Spin and previously served as Chief Financial Officer of the Labcorp Drug Development segment since 2018. In the approximately 20 years prior to 2018, Ms. McConnell served in a variety of finance roles of increasing responsibility at GSK, a British multinational pharmaceutical and biotechnology company, including Senior Vice President and Chief Financial Officer of its ViiV Healthcare division and Vice President and Head of Finance of its US Pharmaceuticals division, among others. Ms. McConnell earned her Bachelor of Arts degree from Gettysburg College, and her Master of Business Administration and Management, Health & Medical Services from Saint Joseph’s University.

Mark Morais, Age: 49 Chief Operating Officer and President, Clinical Services	Mark Morais has served as our Chief Operating Officer and President, Clinical Services, since the Spin. Previously, Mr. Morais served as President of Clinical Services and Commercial Solutions, within the Labcorp Drug Development segment, since September 2020 and Chief Operating Officer and President of Clinical Development and Commercialization Services, since October 2022. Prior to September 2020, Mr. Morais served as Senior Vice President Strategic Deal Development, Enterprise Client Solutions and Alliance Management at Covance, Labcorp’s drug development company, from May 2018 to September 2020 and from June 2017 to May 2018 he served as Covance’s Vice President of Strategic Deal Development and Pricing. Prior to Covance, Mr. Morais served in various positions of increasing responsibility at Quintiles from April 2001 to 2017. Mr. Morais earned his Bachelor of Science degree from North Carolina State University.

FORTREA • 2025 Proxy Statement 17

Corporate Governance

General

Our Board has adopted Corporate Governance Guidelines, a Code of Conduct and Ethics, a Supplier Code of Conduct, and charters for our Audit Committee, Management Development and Compensation Committee, and Nominating, Corporate Governance and Compliance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, our Code of Conduct and Ethics, and our Supplier Code of Conduct in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, or by writing to our Corporate Secretary at our offices at 8 Moore Drive, Durham, North Carolina 27709.

Board Composition

Our Board currently consists of seven members: Thomas Pike, Peter M. Neupert, Edward Pesicka, Dr. Amrit Ray, Erin L. Russell, Machelle Sanders, and David Smith. As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms that will transition to a Board that is not classified as of the 2028 Annual Meeting. As part of that transition, at the Annual Meeting, the Class II directors will be elected for a term of office to expire at the 2028 Annual Meeting. At the 2026 Annual Meeting, the Class III directors will be elected for a term of office to expire at the 2028 Annual Meeting. At the 2027 Annual Meeting, the Class I directors will be elected for a term of office to expire at the 2028 Annual Meeting. Commencing at the 2028 Annual Meeting of Stockholders and at all subsequent Annual Meetings, the Board will no longer be classified, and all directors will be elected for a term of office to expire at the next succeeding Annual Meeting. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered terms ending at the 2028 Annual Meeting may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause, at a meeting called for that purpose.

Director Independence

All of our current directors (and our former directors who served during 2024), other than Thomas Pike, qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Mr. Pike is not independent because he is the Chief Executive Officer of Fortrea.

Director Candidates

In June 2023, the Board established a Nominating, Corporate Governance and Compliance Committee and adopted a committee charter. For more information, see “Committees of the Board—Nominating, Corporate Governance and Compliance Committee.”

With respect to facilitating the search process for director candidates, the Nominating, Corporate Governance and Compliance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms. The Nominating, Corporate Governance and Compliance Committee also has the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. Once potential candidates are identified, the Nominating, Corporate Governance and Compliance Committee evaluates the qualifications of potential candidates for director, including any nominees submitted by stockholders under and in accordance with the provisions of our bylaws and applicable laws and regulations.

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CORPORATE GOVERNANCE

In evaluating the suitability of individual candidates, the Nominating, Corporate Governance and Compliance Committee may consider many factors, including: (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments, and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background, diversity and whether the candidate has the time required to fully participate as a director of the Company. The Nominating, Corporate Governance and Compliance Committee includes background, skills, diversity, age, tenure, and expertise as part of its search criteria, consistent with its commitment to select director candidates with relevant and diverse experience, skills and industry familiarity. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure.

Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with all information with respect to such proposed nominee required to be set forth in a stockholder’s notice pursuant to Bylaw 10(b)(i), all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act, a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, a completed questionnaire with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made, and a written representation and agreement pursuant to Bylaw 10(b)(ii)(E) and any other materials required by Bylaw 10(b) of our Bylaws, to the Board of Directors, c/o Corporate Secretary, Fortrea Holdings Inc., 8 Moore Drive, Durham, North Carolina 27709. Bylaw 10(b) of our Bylaws outlines the specific requirements for stockholders who wish to nominate individuals for election as directors. The nomination notice required by the Bylaws must be delivered not later than the 90th day, nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting, subject to the other conditions in the Bylaws. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Engagement

We value our stockholders’ perspectives, and we proactively conduct investor outreach throughout the year to provide us with an understanding of the priorities that matter most to our stockholders. We engage with stockholders through various outreach initiatives, including: (i) quarterly earnings releases with corresponding conference calls and webcasts; (ii) regular reports filed with the SEC, including annual and quarterly reports; (iii) participation in investor conferences and non-deal roadshows; (vi) in-person and virtual meetings with current and prospective investors and research analysts; and (v) proactive outreach to institutional investors, pension funds and governance professionals.

In 2024 we conducted over 410 meetings with the investment community. We also engaged with current stockholders holding over 75% of our shares in the aggregate, while also reaching out to prospective investors. In addition to our quarterly earnings presentations, we presented at four sell-side conferences. We did not conduct any non-deal roadshow with institutional investors in 2024. Along with discussing business results and initiatives, strategy, and capital structure, we talked with investors regarding a number of other topics essential to our business and the Company, including risk management. Our executives share insights from these interactions with our Board regularly.

On February 21, 2025, we entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliated entities and natural persons (collectively, “Starboard”). Pursuant to the Agreement, we agreed, among other things, to appoint Erin L. Russell to our board of directors (the “Board”). On March 5, 2025, Ms. Russell was appointed to the Board as a Class II director with a term expiring at our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), effective March 7, 2025, and the Board has also nominated Ms. Russell to stand for re-election at the 2025 Annual Meeting. We also agreed, among other items, that, from August 10, 2025 until the conclusion of a standstill period and subject to compliance with a minimum ownership threshold, each as defined in the Agreement, Starboard will have the right to appoint a Starboard employee to the Board in the class of directors to be determined by our Nominating, Corporate Governance and Compliance Committee. Further, we agreed that the Board will not exceed nine directors, unless Starboard provides its written consent to increase the size of the board. The terms of the Agreement are more fully set forth in Exhibit 10.1 to the Current Report on Form 8-K filed on February 21, 2025.

FORTREA • 2025 Proxy Statement 19

CORPORATE GOVERNANCE

Communications from Stockholders

Stockholders and other interested parties who desire to send a communication to members of the Board of Directors, its Chairman, its Lead Independent Director, its committees or any Director, may submit their communication by mail addressed to the attention of the Board of Directors, c/o Corporate Secretary, Fortrea Holdings Inc., 8 Moore Drive, Durham, North Carolina 27709.

Any communication should clearly specify the intended recipient. The office of the Corporate Secretary will receive the correspondence and forward it to the intended recipient unless the communication is an advertisement or other commercial solicitation or communication, obviously frivolous or obscene, unduly hostile, threatening or illegal, or is related to trivial matters (in which case it will be delivered to the intended recipient for review at the next regularly scheduled Board meeting).

Board Leadership Structure and Role in Risk Oversight

Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Thomas Pike, our Chief Executive Officer, serves as Chairman of the Board. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. Pike and allows for a single, clear focus for management to execute our strategy and business plans. Our Board is comprised of individuals with extensive experience in finance, the healthcare industry and public company management and, with the exception of Mr. Pike, is comprised of directors who meet the independence standards of Nasdaq. For these reasons and because of the strong leadership of Mr. Pike as Chairman of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Our Corporate Governance Guidelines provide that, if the Company does not qualify as a “controlled company” within the meaning of the Nasdaq rules, whenever our Chairman is not an Independent Director, the Board will elect one of the Board’s Independent Directors to serve as the Lead Independent Director. The Lead Independent Director is responsible for coordinating the activities of the Independent Directors and shall perform such other duties and responsibilities as the Board may determine, including: presiding at executive sessions of the Board; reporting the results of the executive sessions to the Chairman; providing feedback from executive sessions to the Chairman; serving as a liaison between the Chairman and the other Directors; advising the Chairman with respect to the schedule, agenda and information for Board meetings; advising the Chairman with respect to consultants who report directly to the Board; and being available, as appropriate, to communicate with the Company’s stockholders. Appointment of a Lead Independent Director, however, is not intended to diminish the role of the Chairman of the Board or the various Committee Chairs or the interaction between the directors and the Chairman. The Chairman, who presides at all meetings of the Board, takes the lead role in the boardroom. The Chair of each Board committee takes the lead on matters falling within the committee’s purview. The full list of responsibilities of our Lead Independent Director may be found in our Corporate Governance Guidelines. In February 2025, the independent directors elected Peter Neupert as Lead Independent Director.

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Examples of these risks include, but are not limited to, legal risks, economic risks, business operations risks, regulatory compliance risks, cybersecurity risks and reputational risks. With respect to the Board’s oversight of cybersecurity risks, which is set forth in greater detail below, the Board receives, at least twice per year, from management and our information systems officers, fulsome reports on our information systems, the cybersecurity landscape and cyber actors and threats.

Throughout the year, senior management reviews these and other risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight

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CORPORATE GOVERNANCE

function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Periodic Board Evaluation

Our Corporate Governance Guidelines require the Board to oversee a periodic assessment of the Board and its committees. The Board of Directors and committees conducted self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Nominating, Corporate Governance and Compliance Committee received input on the Board’s performance from directors and, through its Chair, discussed the input with the full Board and oversaw the full Board’s review of its performance. The self-assessments focused on the Board’s and committees’ contribution to the Company and on areas in which the Board or management believes that the Board or any of its committees could improve. The Board and the Nominating, Corporate Governance and Compliance Committee will use the self-evaluations in making determinations regarding which directors will be nominated for election at the Annual Meeting. The Board and committee evaluation process also informs Board and committee composition, which includes evolution of the director skills and experience qualifications criteria to meet the current and anticipated needs of the business.

Code of Conduct and Ethics

We have a written Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code in the “Governance” section of the “Investors” page of our website located at www.fortrea.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code.

Attendance by Members of the Board of Directors at Meetings

There were ten (10) meetings of the Board during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, all members of the Board of Directors attended all meetings of the Board and all non-employee directors attended all executive sessions of meetings of the Board without the presence of management. In 2024, all directors attended 100% of the meetings of the committees on which the director served.

Under our Corporate Governance Guidelines, which are available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, directors are expected to devote the time necessary to appropriately discharge their responsibilities and to prepare for and, to the extent possible, attend and participate in all meetings of the Board and of Board committees on which they serve. Each director is also expected to attend the annual meeting of stockholders. In 2024, all directors then in office attended the annual meeting.

FORTREA • 2025 Proxy Statement 21

Committees of the Board

Our Board has established three standing committees, Audit, Management Development and Compensation, and Nominating, Corporate Governance and Compliance, each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules and any applicable heightened standards required for the particular committee. Thomas Pike, as our Chairman and Chief Executive Officer, does not serve on any of our standing committees.

The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Management Development and Compensation	Nominating, Corporate Governance and Compliance

Thomas Pike

Peter M. Neupert*	X		Chair

Edward Pesicka*	X	X

Dr. Amrit Ray		Chair	X

Erin L. Russell

Machelle Sanders		X	X

David Smith*	Chair	X

*The Board of Directors has determined that Mr. Neupert, Mr. Pesicka, and Mr. Smith are each an “audit committee financial expert” as defined under the SEC rules and regulations.

Audit Committee

The purpose of our Audit Committee is to assist the Board in its oversight of our accounting and financial reporting processes and the audit of our financial statements, the integrity of our financial statements, compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, the performance of our internal audit function and independent auditor, and other activities typical of an audit committee. The Audit Committee’s role also includes oversight as it relates to enterprise risk management and cybersecurity risk. In fulfilling its purpose, our Audit Committee has the following principal duties:

•	selecting, compensating, and overseeing the independent auditors of the Company, and discharging or replacing the independent auditors;

•

reviewing the annual audited financial statements with management and the independent auditors, including (a) major issues regarding accounting and auditing principles and practices, (b) our disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” and (c) the adequacy of internal controls that could significantly affect the Company’s financial statements;

•	reviewing analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments and critical accounting policies and practices;

•

reviewing with management and the independent auditors our quarterly financial statements and our disclosures and recommending to the Board that the audited financial statements be included in our annual report on Form 10-K (the “Form 10-K”) and whether the Form 10-K should be filed with the SEC;

•	reviewing all related party transactions in accordance with our Related Party Transactions Policy, Nasdaq listing rules and SEC rules;

•	meeting periodically with management, internal audit staff, and the independent auditors to review and discuss our major financial risk exposures;

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•	reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditors, the internal audit department or management;

•

receiving periodic reports, at least annually, from the independent auditors regarding the auditors’ independence; the independent auditors’ internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities;

•	approving a risk-based internal audit plan and any significant changes to that plan;

•

establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	reviewing and reassessing the adequacy of the Audit Committee’s charter annually and recommending any proposed changes to the Board for approval;

•	regularly reviewing our cybersecurity and other information technology risks, controls and procedures, and;

•

reviewing and approving the decision to enter into swap transactions that are exempt from the initial and variation margin and clearing requirements under the Commodity Exchange Act (as amended) and the regulations promulgated thereunder.

The Audit Committee charter is available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com. As of April 28, 2025, the members of the Audit Committee are Mr. Neupert, Mr. Pesicka, and Mr. Smith, all of whom meet the independence requirements under Rule 10A-3 promulgated under the Exchange Act, and the rules of Nasdaq, including those related to Audit Committee membership. Mr. Smith serves as the Chair of the Audit Committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board has determined that each of Mr. Smith, Mr. Pesicka, and Mr. Neupert is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met seven (7) times in 2024, and each member of the Audit Committee attended all of the meetings.

Management Development and Compensation Committee

The purpose of our Management Development and Compensation Committee (the “MDCC”) is to assist the Board in the discharge of its responsibilities relating to the compensation of our executive officers, to consider, recommend, administer and implement our incentive compensation plans and equity-based plans, and to oversee strategies relating to culture and human capital leadership. In fulfilling its purpose, our MDCC has the following principal duties:

•	discharging the Board’s responsibilities relating to the oversight of our compensation and benefits policies generally;

•

evaluating the performance of and overseeing and setting compensation for our Chief Executive Officer (“CEO”), our Section 16 Officers and our “executive officers” within the meaning of Rule 3b-7 as promulgated under the Securities Exchange Act of 1934;

•	considering, recommending, administering and implementing our incentive compensation plans and equity-based plans; and

•

reviewing and approving our overall human capital and executive compensation philosophies and strategies to ensure they support our objectives and stockholders’ interests, and that executives are being rewarded in a manner that is consistent with our philosophies.

Pursuant to the MDCC’s charter, which is available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, the MDCC has the authority to retain and terminate any compensation consultant to assist in the evaluation of CEO or other Section 16 Officer compensation. The MDCC may delegate its authority under its charter to a subcommittee as it deems necessary or advisable from time to time. In addition to the foregoing and other authority expressly delegated to the MDCC in the charter, the MDCC may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the MDCC, our Bylaws and applicable Nasdaq rules.

As of April 28, 2025, the members of our MDCC are Dr. Ray, Mr. Pesicka, Ms. Saunders, and Mr. Smith. All members of the MDCC meet the heightened standard for independence specific to members of a compensation committee under applicable SEC rules and Nasdaq rules. Dr. Ray serves as the Chair of the MDCC.

The MDCC met six (6) times during 2024 and each member of the MDCC then in office attended all of the meetings.

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COMMITTEES OF THE BOARD

Nominating, Corporate Governance and Compliance Committee

The purpose of our Nominating, Corporate Governance and Compliance Committee (the “NCGCC”) is to assist the Board in identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and recommending to the Board the director nominees for the next annual meeting and otherwise when necessary, to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and appropriate amendments thereto, to lead the Board in its annual review of the performance of the Board and management, to oversee, and advise the Board with respect to, our corporate governance policies and practices, to assist the Board in carrying out its oversight responsibility with respect to compliance issues and attendant risks and to assist the Board to oversee management’s efforts to adopt and implement policies and procedures that require the Company and its employees to act in compliance with high ethical and legal standards, and to be compliant with applicable operational, health, safety, environmental, quality, and regulatory requirements, and best practices.

Pursuant to the NCGCC’s charter, which is available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, the NCGCC has the authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms. The NCGCC also has the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. The NCGCC may delegate its responsibilities under its charter to a subcommittee if determined to be necessary or advisable. In addition to the foregoing and other duties and responsibilities expressly delegated to the NCGCC in the charter, the NCGCC may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the NCGCC, our Bylaws and applicable Nasdaq rules. As of April 28, 2025, the members of our NCGCC were Mr. Neupert, Dr. Ray and Ms. Sanders. All members of the NCGCC meet the standard for independence specific to members of a nominating and governance committee under Nasdaq rules.

The NCGCC met four (4) times during 2024 and each member of the NCGCC then in office attended all of the meetings. Mr. Neupert serves as the Chair of the NCGCC.

Cybersecurity & the Audit Committee

Risk Management Program

Our cybersecurity risk management program (the “Cybersecurity Risk Management Program”) was designed to identify, manage, mitigate, and respond to ongoing cybersecurity threats and associated risks and is responsible for their escalation to the Board when determined to be material. Currently, the Cybersecurity Risk Management Program utilizes programs that are based on industry recognized best practices and standards for cybersecurity and information technology which include the National Institute of Standards and Technology (NIST) Cybersecurity Framework (CSF) and the International Organization for Standardization (ISO) 27001:2022 Information Security Management Systems Requirements.

The Cybersecurity Risk Management Program is administered through two primary channels: (i) Fortrea-led cybersecurity services and capabilities and (ii) trusted third-party partners delivering cybersecurity services overseen by our Cybersecurity leadership team. Both channels combined deliver the entire Cybersecurity Program, which includes key items such as:

Cybersecurity risk management program, including, but not limited to, the following:

•	Risk assessment activities/analyses;

•	Risk Committee oversight, documentation, escalation; and

•	Reporting of risk issues deemed material to our Audit Committee of the Board of Directors.

Cybersecurity services, including, but not limited to, the following:

•	Global 24x7 Security services and Operations across (3) countries, including an Incident Response Plan and process;

•	Identity Access Management support and governance;

•	Security Architecture oversight and guidance;

•	Governance, Risk and Compliance functions such as third-party risk management, cybersecurity policies, training, and awareness; and

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•	Annual and independent penetration testing and vulnerability scanning activities conducted by trusted third parties.

Third party risk management, including, but not limited to, the following:

•	Periodic third-party reviews and assessments measuring cybersecurity services capability and maturity.

Recognizing the cybersecurity and risk management programs are recently formed and continuing to evolve, we have established plans to conduct regular reviews and tabletop exercises to test processes for preparedness in case of a critical event as well as to integrate cybersecurity risk with our Enterprise Risk Management Framework. As part of our risk management strategy, we have secured comprehensive cyber insurance coverage. We regularly review and update our cyber insurance coverage to align with the evolving nature of cyber threats and industry standards.

The Fortrea Internal Audit team conducts internal assurance reviews as part of their 2025 annual audit plan. Additionally, as we continue to execute our risk management processes, we plan to engage external cybersecurity partners for the evaluation and assessment of our cybersecurity program and its capabilities.

Refer to “Item 1A. Risk Factors” of our Annual Report on Form 10-K for further discussion of cybersecurity risks.

Governance of Cybersecurity

The Audit Committee has been authorized by the Board of Directors to oversee risks from cybersecurity threats.

We have established a Risk Committee chaired by our Chief Information Security Officer (“CISO”) and chartered to determine and execute the processes for the identification and management of material cybersecurity risks. The Risk Committee is comprised of cross-functional executive leaders who can assess materiality impact and are accountable for materiality disclosure. The CISO is responsible for reporting on the state of cybersecurity to the Audit Committee on a quarterly basis, including those risks deemed material by the Risk Committee.

Our CISO has more than 25 years of experience building and leading cybersecurity programs for global healthcare and retail companies. The cybersecurity leadership team reporting to the CISO is comprised of leaders with skills in cybersecurity risk management, cybersecurity architecture, identity and access management, and cybersecurity operations and engineering. Their experience and certifications are commensurate with their roles.

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Executive Compensation

Compensation Discussion & Analysis

Purpose

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide our stockholders with an understanding of our approach to executive compensation and to detail our decision-making processes for compensation to our NEOs for fiscal year 2024.

Company Overview

We are a leading global contract research organization (“CRO”), providing clinical development solutions to the life sciences industry. We provide phase I through IV clinical trial management, clinical pharmacology, and consulting services. For more than 30 years, we have supported our global pharmaceutical, biotechnology, and medical device customers across more than 20 therapeutic areas, providing agile delivery models that include Full Service, Functional Service Provider, and Hybrid structures.

Our team of approximately 15,500 employees provides services in about 100 countries. Our solutions streamline the biopharmaceutical product and medical device development process. Additionally, we successfully utilize enabling technologies to optimize processes and evolve with a dynamic marketplace.

On June 29, 2023, Fortrea and Labcorp entered into a Separation and Distribution Agreement pursuant to which Labcorp agreed to spin-off its contract research organization business into Fortrea, a new, publicly traded company through a pro-rata distribution of shares that was effective on June 30, 2023, which is referred to herein as the “Spin”.

Fiscal 2024 Performance Highlights

In 2024, Fortrea completed its first full year as a public company since the Spin. In March 2024, we provided initial financial guidance for the full year 2024 and updated it in May and August. Fiscal 2024 performance relative to this guidance is below:

•	Revenue for the year ended December 31, 2024, was $2,696.4 million, approximately at the low end of our revised targeted range.

•	Adjusted EBITDA for the full year 2024 was $202.5 million, below our revised targeted range.

•	Trailing twelve-month book-to-bill ratio was 1.16x for 2024.

•

Backlog as of December 31, 2024, was $7,699 million, an increase of 4.2% from December 31, 2023, despite greater competition across the CRO industry, driven by, among other things, slowing pharmaceutical and biotechnology spending.

We were pleased to be able to maintain our strong backlog. In addition, our sales momentum improved in the second half of the year as we achieved our target of more than 1.2x book-to-bill ratio in the second half of 2024 and an increase in our backlog.

In addition to the financial results, we were able to transform the Company through the execution of major projects and transactions in 2024 resulting in positive impact on the Company’s reputation and operations. These include:

•

Exceeding our 2024 targets for exiting the Transition Service Agreement (“TSA”) in place with Labcorp, including establishing and deploying standalone financial, IT and other systems that are more tailored to the needs of Fortrea and with a more appropriate cost structure for a company of our size.

•

Completing the divestiture of the non-core Endpoint Clinical and Fortrea Patient Access business units, which strengthened Fortrea’s focus on its core CRO business; the net proceeds of which were used to reduce a portion of Fortrea’s overall debt structure.

•	Establishing our three-year, $300 million receivables securitization program.

•	Repaying approximately $500 million of debt through the programs noted above and other efforts.

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•	Leveraging our securitization program and improving our billings and collection processes resulting in the reduction in our Days Sales Outstanding to 40.

•	Achieving improvements in customer satisfaction.

•	Initiating restructuring programs to address our cost structure.

Pay-for-Performance

Our executive compensation program is comprised of three primary elements: base salary, annual performance-based incentive compensation (which, for 2024, is paid in the form of cash and equity that vests over a period of 18 months), and long-term incentive compensation in the form of Performance Share Awards (“PSAs”) and Restricted Stock Units (“RSUs”).

A significant percentage of the target total direct compensation opportunities for our NEOs is structured as “performance-based” compensation, comprised of an annual short-term bonus opportunity and PSAs.

In 2024, as detailed later in this Compensation Discussion and Analysis, the pay-for-performance structure of our executive compensation program operated as designed and intended. The annual bonus and long-term incentive compensation, in particular our PSAs, paid out or vested at levels well below target based on our financial performance during 2024.

Stockholder Advisory Vote (“Say on Pay”)

At our 2024 annual meeting of stockholders, we held an advisory stockholder vote on the compensation paid to our named executive officers, which we refer to as “Say on Pay.” The compensation of our named executive officers reported in our 2024 proxy statement was approved by over 91% of the votes cast at the 2024 annual meeting of stockholders.

The MDCC believes this affirms our stockholders’ support of our approach to executive compensation. The MDCC will continue to consider the outcome of our say-on-pay votes and feedback from stockholders when making future compensation decisions for our named executive officers.

2024 Compensation Highlights

To further align our executive compensation program with our financial and operational results and shareholder interests, our MDCC took the following key actions with respect to our NEOs in fiscal 2024:

•

Base Salary: The MDCC reviewed Mr. Pike’s salary in February 2024 as part of its annual review and did not make any changes to his salary for 2024. At that time, the MDCC also reviewed the salaries for Ms. McConnell and Mr. Morais and determined not to adjust their 2024 base salaries.

•

Annual Incentive Compensation: For 2024, the MDCC determined that the actual achievement against target was 36%, based on 2024 performance against corporate goals and their individual accomplishments. In particular, the MDCC determined that the financial objectives were not achieved but that the corporate goals associated with TSA exits from our agreement with Labcorp were achieved. The 2024 bonus was paid entirely in equity in the form of RSUs and vests in equal amounts on the 6-month and 18-month anniversaries of the grant date.

•

Long-term Incentive Compensation: In March 2024, long-term incentive (“LTI”) grants were made to Ms. McConnell and Mr. Morais in the form of PSAs and time-vested RSUs. These equity grants to Ms. McConnell and Mr. Morais were intended to provide competitive compensation while increasing their share ownership and alignment with stockholders. The 2024 PSAs have three, one-year performance periods based on revenue and adjusted EBITDA margin and include a three-year relative TSR modifier. The MDCC decided not to exercise its discretion concerning these awards. The MDCC did not elect to make an annual equity grant to Mr. Pike in 2024 or in connection with the annual grants made early in 2025, as Mr. Pike’s employment agreement previously approved by, and entered into with, Labcorp and subsequently ratified by our Board after the Spin (the “Pike Employment Agreement”) provided for sign-on and post-Spin grants that were intended to be granted early in the Spin process to align Mr. Pike’s compensation with the performance of the Company during the transition to a standalone company over the initial three years.

2025 Compensation Highlights

In 2025, the MDCC implemented the following changes to the Fortrea compensation program:

•

Approved the 2025 Bonus Plan, under which achievement is based on the following financial performance metrics: (i) Adjusted EBITDA, which aligns with the interests of stockholders, and (ii) net new business, which focuses on growth.

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•	Adopted the A&R Incentive Plan (subject to stockholder approval), which as described in Proposal 4 of this proxy statement, includes stockholder-favorable provisions.
•

Approved the 2025 Long-term Incentive Plan (“LTIP”), as part of the Incentive Plan, under which achievement is based on the following absolute and relative metrics: (i) financial metrics, including revenue and Adjusted EBITDA Margin, which represent our focus on growth and profitability; and (ii) a relative Total Stockholder Return modifier that measures Fortrea’s long-term stockholder return versus an industry-relevant index to align with stockholders over the longer-term.

2024 Executive Compensation Program

Our executive compensation program is intended to attract, motivate and retain talented executives in a highly competitive environment, consistent with Fortrea’s executive compensation philosophy to pay for performance by rewarding the achievement of specific short-term and long-term financial, operational and strategic goals.

Our 2024 executive compensation structure consisted of three core compensation elements: base salary, bonus, and long-term incentive awards. In 2024, the MDCC evaluated each compensation element individually while also considering the appropriate total compensation mix. Following its review, the MDCC took certain compensation actions to align named executive officer (“NEO”) compensation more closely with Fortrea’s compensation philosophy and the compensation practices of its public company peers. In 2025, the MDCC may to conduct a further review of its use of equity in its compensation practices, given the recent market dynamics across the sector and for Fortrea specifically.

Our 2024 NEOs are listed below, and an overview of the compensation decisions made are highlighted on the pages that follow.

2024 NAMED EXECUTIVE OFFICERS

Name	Title

Thomas Pike	Chairman and Chief Executive Officer

Jill McConnell	Chief Financial Officer

Mark Morais	Chief Operating Officer and President, Clinical Services

The terms of Mr. Pike’s employment are set out in the Pike Employment Agreement. For more information on the Pike Employment Agreement, see the section entitled “CEO Employment Agreement.” The terms of Ms. McConnell’s and Mr. Morais’s employment were set out in offer letters.

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Compensation Highlights

	What We Do	What We Don’t Do

Compensation Program Elements

•  Use balanced mix of cash and equity compensation and annual and long-term incentives. In 2024, the annual bonus was adjusted such that the first 50% of the annual bonus would be paid in equity and additional payments, if any, would be made in cash.

•  Provide competitive target total compensation to our NEOs.

•  Engage independent compensation consultant to provide MDCC advice and market trends on executive compensation.

• No single trigger arrangements. • No uncapped incentive opportunities. • No hedging or pledging of our shares.

Pay for Performance

•  Align executive compensation with the execution of our business strategy by using balanced performance metrics that are intended to reward behaviors that support our business objectives and long-term stockholder value and that measure performance over multiple performance periods.

•  Use relative total stockholder return metric in long-term plan for strong alignment with stockholders.

•  While we emphasize “at risk” pay tied to performance, our program does not encourage excessive risk-taking by management.

•  No guaranteed salary increases or incentive awards for executive officers, outside of new-hire arrangements.

•  No defined benefit plans or retirement plans outside of the 401(k) Plan available to all eligible employees.

Strong Compensation Policies

•  Robust share ownership guidelines.

•  Insider Trading Policy prohibits pledging shares or hedging against the economic risk of ownership.

•  Executive Severance Plan and equity agreements provide “Double-trigger” change in control agreements with our executive officers, and double-trigger vesting provisions for equity compensation awards.

•  Clawback policies tied to financial restatements or breaches of restrictive covenants.

•  No back-dating of stock options. No repricing of equity awards allowed without stockholder approval.

•  No individual change of control agreements with NEOs (other than as set out in Mr. Pike’s employment agreement).

•  No excise tax “gross-ups” in our change in control agreements.

Determining Executive Compensation

Executive Compensation Philosophy and Objectives

The MDCC’s compensation philosophy is to appropriately recognize and reward executives for both Company and individual performance. The MDCC generally believes that it is important to place more emphasis on pay that is performance-based and “at-risk,” and that pay mix should be more heavily weighted toward variable compensation. The MDCC is continuing to develop and refine its targeted philosophy, but in general, when reviewing target compensation relative to market for its NEOs, it considers experience, tenure and individual performance.

Fortrea’s executive compensation program was designed to attract, motivate, and retain talented executives in a highly competitive environment, consistent with Fortrea’s general executive compensation philosophy to pay for performance by rewarding the achievement of specific short-term and long-term financial, operational, and strategic goals. Fortrea’s executive compensation program discourages unnecessary risk-taking and aligns the interests of Fortrea’s stockholders with the performance of Fortrea’s executives. The MDCC considers Fortrea’s financial and business performance, execution of Fortrea’s strategic plan, leadership, and operational performance in making compensation decisions. The MDCC believes that talent is the key to the daily operating and long-term success of Fortrea and adopted a compensation program to support a pay for performance culture based on: (i) attraction, retention, and motivation of top talent; (ii) pay differentiation based on individual,

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EXECUTIVE COMPENSATION

role, business unit, and total company level results; (iii) compensation packages that are market competitive; (iv) fair, equitable, and compliant pay practices that support internal equity; (v) motivating performance and rewarding results that lead to profitable growth over time; and (vi) support of stockholder interests and returns.

Role of the Management Development and Compensation Committee

The MDCC’s oversight responsibilities include Fortrea’s compensation and benefits as well as human capital management. The MDCC believes that a strong focus on an inclusive culture of excellence aligns with stockholder goals, and updates are provided at each regular meeting to monitor and discuss Fortrea’s efforts. With respect to Fortrea’s senior management, the MDCC establishes compensation and benefits plans, sets compensation targets and performance goals, and evaluates performance against those plans and goals. The MDCC meets throughout the year to review compensation trends, evaluate emerging best practices, and consider changes to the executive compensation programs that align pay with performance and provide Fortrea’s senior management with an incentive to achieve superior financial results for Fortrea. In determining whether changes to the executive compensation programs are needed, the MDCC considers the goals and strategic objectives of Fortrea, including changes to strategy that should be reflected in the incentive structure of the management team. The MDCC also will consider the results of prior advisory votes on compensation, direct stockholder input, and feedback from its independent compensation consultant, Pay Governance LLC (“Pay Governance”), in determining changes to the executive compensation program. The MDCC approves changes to each component of executive officer compensation, including increases in base salary, annual incentive awards, and long-term equity incentive awards.

The MDCC meets throughout the year to discharge its duties. The MDCC charter is available on our website.

Role of our Management

Annually, Fortrea’s CEO is invited to provide comment on the MDCC’s executive compensation decisions for executive officers other than the CEO, and for 2024, this includes input on the individual performance modifier under the Fortrea Bonus Plan for each Fortrea NEO subject to the approval of the MDCC. Our CEO’s input and compensation proposals for the other Fortrea NEOs will be based on his assessment of past and expected individual performance and contribution. In addition, Fortrea’s Chief Administrative Officer attends and participates in meetings of the MDCC and provides input on the design and implementation of Fortrea’s executive compensation program.

Role of our Independent Compensation Consultant

Pursuant to its charter, the MDCC has the sole discretion to retain or obtain advice from compensation consultants. In November 2023, the MDCC retained Pay Governance to act as the compensation consultant to assist in its evaluation of executive compensation in 2024.

For 2024, Pay Governance reported directly to the MDCC, participated in meetings with the MDCC, communicated with the MDCC Chair between meetings as necessary and worked with management at the direction of the MDCC.

The MDCC reviewed Pay Governance’s independence and concluded that Pay Governance is an independent and conflict-free advisor to the Company pursuant to the standards of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable rules of Nasdaq.

Use of Peer Group and Market Data

In May 2024, the MDCC reviewed the peer group for Fortrea, with input from Pay Governance, for use in benchmarking executive and non-employee director compensation levels and other pay practices. In considering revisions to the peer group, the MDCC and Pay Governance considered competitors based on Fortrea’s projected size and business profile using objective screening criteria including revenue and market capitalization of similar publicly traded organizations. Based on discussions with, and recommendations from, Pay Governance and after a full evaluation, the MDCC decided to exclude ICON plc, Syneos Health and Viatris Inc. from the 2024 peer group and to add Alkermes plc, Bausch + Lomb Corporation, DENTSPLY SIRONA Inc., and Integra LifeSciences to the 2024 peer group. Syneos Health and Viatris Inc. were excluded due to mergers with other companies or going private transactions. ICON plc was excluded due to having limited publicly available data that would be comparable in an appropriate fashion for Fortrea’s compensation considerations. Alkermes plc, Bausch + Lomb Corporation, DENTSPLY SIRONA Inc., and Integra LifeSciences were added to create a peer group that, in the determination of the MDCC, is a better representation of the Company’s size and market capitalization and that also includes companies in similar industries and lines of business or that are

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subject to similar economic and business cycles. The 2024 peer group consisted of seventeen companies that were used as a reference to determine 2024 pay opportunity levels for the NEOs. The table below presents the 2024 peer group companies:

Alkermes plc*	Integra LifeSciences*

Bausch Health Companies Inc.	IQVIA Holdings, Inc.

Bausch + Lomb Corporation*	Jazz Pharmaceuticals plc

Bio-Rad Laboratories	Medpace Holdings, Inc.

Bruker Corporation	Organon & Co.

Catalent, Inc.	Perrigo Company plc

Charles River Laboratories International, Inc.	Teleflex Incorporated

DENTSPLY SIRONA Inc.*	Vir Biotechnology, Inc.

Exelixis, Inc.

* Addition to the 2024 peer group

This peer group served as the primary market reference point and was supplemented with other market data, where appropriate. For 2024 with the assistance of Pay Governance, the MDCC compared our size and complexity of operations to those of the companies identified in the peer group set forth above and also compared the peer group’s current executive compensation and compensation mix (percent of base salary, short-term, and long-term incentive) to our current practices. Pay Governance provided recommendations for adjustments based on current practices and policies within the peer group and trends within the industry.

Principal Elements of Executive Compensation

Our executive compensation program for 2024 consisted of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term Company success. Performance-based pay elements are linked to goals that we believe will deliver both year-to-year and long-term increases in stockholder value. The elements of total direct executive compensation include:

Element	Form of Payment	Description	Key Considerations

Base Salary	Cash	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives	• Reflects individual skills, experience, responsibilities and performance over time • Key input to annual bonus opportunity

Annual Bonus	Cash and Equity	Motivates and rewards executives to be focused on key business and individual goals by using at-risk variable compensation

•  Performance-based payments tied to achievement of short-term corporate and individual performance goals

•  Pays only if threshold performance (or above) is met

•  Range of potential payout: 0% - 200% of target

•  The achievement of the first 50% of the target is paid in equity (which vests in equal portions at the 6-month and 18-month anniversaries of the grant date) and the achievement of the remainder of the target (up to 200%) is to be paid in cash

Long-Term Incentives	Equity	Rewards performance that enhances stockholder value using equity-based awards that link compensation to the value of Fortrea Common Stock and the achievement of performance goals, and strengthens the alignment of management and stockholder interests by creating meaningful levels of Company stock ownership by management	• Links value to stock price and performance • Range of potential payout for performance-based equity awards: 0% - 200% of target

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EXECUTIVE COMPENSATION

Fiscal 2024 Compensation Program in Detail

Base Salaries

In February 2024, the MDCC evaluated the base salaries of our NEOs and determined not to make any changes. The following factors were considered by the MDCC in evaluating base salary decisions:

•	Individual attributes of each NEO – such as responsibilities, skills, leadership and experience.

•	Individual and overall Company performance.

•	Each NEO’s expected ongoing contributions to the Company.

•	Overall market competitiveness of the executive officer’s base salary.

Below is the base salary for each NEO:

Executive	Annual Base Salary effective from January 1, 2024 to December 31, 2024	Annual Base Salary effective from July 1, 2023 (the date of the Spin) to December 31, 2023(1)	Percent Change

Thomas Pike	$1,100,000	$1,100,000	0%

Jill McConnell	$500,000	$500,000	0%

Mark Morais	$500,000	$500,000	0%

(1)	The salaries of Ms. McConnell and Mr. Morais before the Spin were $411,215 and $413,800, respectively.

Annual Incentive Compensation (Cash and Equity)

Fiscal Year 2024 Earned Annual Bonus

Based on the performance achievements described below, the following annual bonuses were earned by our NEOs for 2024 performance and paid in the form of equity.

Executive	Applicable Bonus Plan	Base Salary	Bonus Target (% of Base Salary)	Fortrea Business Performance Factor	Individual Performance Modifier	Actual Bonus Payout
Thomas Pike	Fortrea Bonus Plan	$1,100,000	150%	36%	100%	$594,000
Jill McConnell	Fortrea Bonus Plan	$500,000	85%	36%	100%	$153,000
Mark Morais	Fortrea Bonus Plan	$500,000	85%	36%	100%	$153,000

Fortrea 2024 Bonus Plan: Bonus Plan Design and Performance

Effective January 1, 2024, the MDCC evaluated the bonus target, as a percent of base salary, for Mr. Pike, Ms. McConnell and Mr. Morais and determined the bonus target for Mr. Pike, Ms. McConnell and Mr. Morais to be 150%, 85% and 85%, respectively, of their base salary, which did not represent a change to the target bonus from the prior year. The following factors were considered by the MDCC in evaluating and determining the bonus target:

•	Individual attributes of each NEO – such as responsibilities, skills, leadership and experience.

•	The executive officer’s expected ongoing contributions to the Company.

•	Overall market competitiveness of the executive officer’s target bonus.

In addition, the MDCC established the 2024 bonus plan under the Incentive Plan. The performance criteria for the 2024 bonus plan included financial performance and strategic objectives, which were: (i) Adjusted EBITDA, which aligns with the interests of stockholders, (ii) net new business, which focuses on growth and (iii) specific exit targets concerning the TSA with Labcorp, which supports compliance with our agreements with Labcorp. In May 2024, the MDCC approved adjustments to the 2024 bonus plan to modify the targets to account for the divestiture of the Endpoint Clinical and the Fortrea Patient Access business units.

32 2025 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

As originally established by the MDCC in the first quarter of 2024, adjusted in May 2024 to give effect to the divestiture of the Endpoint and Fortrea Patient Access businesses, and calculated as of December 31, 2024, the Adjusted EBITDA, net new business, and TSA criteria were weighted at 40%, 40%, and 20%, respectively. The Adjusted EBITDA and net new business criteria had original threshold values at $260 million and $3.2 billion, respectively, while the TSA metric was composed of two components, the TSA exit and percentage of TSA cost that was eliminated. Both components of the TSA metric had to be achieved in order to result in a payout.

Neither the Adjusted EBITDA nor net new business criteria, as modified, were achieved, but based on the progress made on exiting the TSA with Labcorp and related cost savings, the MDCC determined that the TSA criterion was achieved above target. Using these performance criteria, we achieved a Fortrea business performance factor of 36%, which represented 180% of target achievement for the TSA criterion.

The Individual Performance Modifier in the Fortrea Bonus Plan is used as a multiplier and is based on performance compared to 2024 goals. The MDCC assessed each NEO’s performance against the identified individual performance objectives and approved individual performance modifiers for each person at 100%.

As a result, the MDCC determined that Mr. Pike, Ms. McConnell and Mr. Morais earned a payout at 36% of their 2024 bonus, which used a Fortrea business performance factor of 36% and an individual performance modifier of 100%.

Fortrea 2025 Bonus Plan: Bonus Plan Design and Performance

The MDCC maintained the 2025 bonus plan largely as designed in 2024, including the right to use a discretionary individual performance-based modifier at 100% for the NEOs. Achievement is based on the following financial performance: (i) Adjusted EBITDA, weighted at 60%, which aligns with the interests of stockholders, and (ii) net new business, weighted at 40%, which focuses on growth.

Fortrea 2024 Long-Term Incentive Compensation – Performance Share Awards and Restricted Stock Units

Our long-term incentive plan is intended to motivate the attainment of our long-term goals and provide direct alignment to the experience of stockholders through the link to key financial measures and stock price performance. In 2024, awards were granted as a combination of PSAs and RSUs, balancing complementary priorities of financial performance, stockholder value creation, alignment of interests and executive retention.

We grant long-term incentives generally in the form of PSAs and RSUs under our 2023 Omnibus Incentive Plan. We generally grant equity awards on an annual basis as part of annual performance reviews of our employees. We award PSAs and RSUs to deliver long-term incentive compensation because they directly align executive compensation with the creation of stockholder value, and the ultimate value received from equity grants depends on stock price appreciation after the grant date. Equity grants also encourage retention through time-based vesting. Awards of PSAs and RSUs to employees in connection with our long-term incentive awards generally vest over three years with equal annual installments vesting on the first anniversary of the grant date and annually thereafter.

In establishing annual long-term incentive award levels for our NEOs, other than our Chief Executive Officer, and in formulating a recommendation to the Board of Directors on the long-term incentive compensation for our Chief Executive Officer, the MDCC evaluates long-term incentives awarded to executives holding comparable positions at our peer companies. The MDCC and the Board also evaluate overall Company performance over the fiscal year prior to which the awards are granted, the successful achievement of our financial goals, and the development of our organizational capabilities.

FORTREA • 2025 Proxy Statement 33

EXECUTIVE COMPENSATION

At the February 2024 MDCC meeting, after a review of and in connection with their contributions to the Company based on their 2023 performance as well as review of the competitiveness of each NEO’s total compensation, the following NEOs received annual long-term incentive awards on March 13, 2024:

Name	2024 Performance Share Awards Awarded (1) #	Restricted Stock Units Awarded #

Thomas Pike	0	0

Jill McConnell	11,447	12,851

Mark Morais	11,447	12,851

(1)

The PSAs utilize two metrics, revenue and adjusted EBITDA margin, weighted 60% and 40%, respectively. These metrics are measured across three, 1-year performance periods and adjusted at the end of the three-year period based on a relative Total Shareholder Return modifier, which compares Fortrea’s total shareholder return against the S&P 1500 Healthcare Index. The final payout being made at the end of the three-year period. For the first of the three performance periods, the revenue metric was achieved between threshold and target, while the adjusted EBITDA margin metric was not achieved. This resulted in approximately 34.8% of the first third of the overall award being earned, which represents approximately 11.6% of the entire intended value of the award at target. The awards will not vest until the completion of the entire three-year performance period.

Additional detail regarding each of the foregoing awards can be found in the “Grants of Plan-Based Awards” table and “Outstanding Equity Awards at 2024 Fiscal Year-End” table elsewhere in this proxy statement.

34 2025 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Fortrea 2022 and 2023 Long-Term Incentive Compensation
Prior to Spin, the Compensation and Human Capital Committee of Labcorp’s Board of Directors (the “Labcorp CHCC”) established an approved methodology for converting unvested Labcorp long-term incentive awards into Fortrea long-term incentive awards. This was done to fairly preserve value by mitigating any impact in stock price volatility that may be experienced for Labcorp and Fortrea common stock before and after Spin. The methodology was applied consistently for all unvested Labcorp long-term incentive awards held by Fortrea employees. The Equity Adjustment Ratio was calculated by dividing Labcorp’s pre-Spin
10-trading
day average stock price by Fortrea’s post-Spin
10-trading
day average stock price. The resulting calculation is as follows:
Labcorp’s
Pre-Spin
10-trading
day average stock price = $235.171

Fortrea’s Post-Spin
10-trading
day average stock price = $33.054
=
Equity Adjustment Ratio = 7.1148
The Equity Adjustment Ratio was applied to all unvested Labcorp RSUs held by Fortrea employees. All original award terms and vesting schedules for the RSUs were maintained with no acceleration.
Unvested PSAs were converted depending on how much of the three-year performance period had elapsed at the time of Spin, with the value preserved either on an actual or target basis as follows:

PSA Cycle	Treatment
2022 – 2024
•
   50% of the awards were converted to RSUs based on Labcorp performance of 18 months (out of
36-month
performance measurement period) utilizing the stated Equity Adjustment Ratio
•
   The other 50% of the awards were converted to Fortrea PSAs using the stated Equity Adjustment Ratio
•
   For those converted to RSUs at time of Spin, the Labcorp CHCC considered Labcorp’s performance in connection with the previously approved cumulative EPS growth, cumulative Revenue and relative Total Stockholder return through June 30, 2023. The Labcorp CHCC approved a combined payout factor of 58.3% of target, reflecting performance through June 30, 2023
•
   For example, 50% of 100 outstanding 2022 Labcorp PSAs were measured at 58.3% payout, resulting in an actual payout of 29 PSAs. These 29 Labcorp PSAs were then converted to Fortrea RSUs: 29 x 7.1148 = 206 Fortrea RSUs. The other 50% of the outstanding 2022 PSAs were converted to Fortrea PSAs: 50 x 7.1148 = 355 Fortrea PSAs
•
   Such awards were subject to the original three-year vesting period.

2023 – 2025
•
   Converted into Fortrea PSAs based on the target number of shares
•
   For example, 100% of 100 outstanding 2023 Labcorp PSAs were converted to Fortrea PSAs: 100 x 7.1148 = 711 Fortrea PSAs
•
   Awards continue to be subject to the original three-year vesting period

The converted Fortrea PSAs, are subject to Fortrea-specific performance metrics as determined by the MDCC. Both the 2022 and 2023 outstanding converted PSAs utilize revenue (50% weight) and Adjusted EBITDA (50% weight) for the remaining portion of the performance measurement period. For the 2022 awards, the remainder of the time-based RSUs vested in 2024, whereas the performance objectives in the 2022 converted PSAs were achieved between threshold and target performance only for the Revenue portion of the award only. As a result, the final payout resulted in a 26.8% payout when compared to overall target expectations.
Retirement Plans, Deferred Compensation Plan and Perquisites:

•
Retirement Plans:
Our NEOs were eligible to participate in the Fortrea’s 401(k) plan, which is a defined contribution retirement savings plan. Participation in the plan is available to substantially all eligible
US-based
employees, including executives.

•
Deferred compensation Plan:
Fortrea adopted the Fortrea Inc. Nonqualified Deferred Compensation Plan (“Fortrea NQDC Plan”) and assumed the obligations and liabilities associated with Company participants in the Labcorp NQDC Plan. The Fortrea NQDC Plan allows participants to defer up to 50% of their base salary and up to 90% of their annual incentive or bonus. The Fortrea NQDC Plan provides for similar investment options as our 401(k) plan. The Fortrea NQDC Plan does not provide any match on employee contributions. The Fortrea NQDC Plan accounts are paid based on the participant’s selection at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code and may be paid in a lump sum, or a series of annual installments. Participants may elect to receive these distributions upon separation from

FORTREA • 2025 Proxy Statement

EXECUTIVE COMPENSATION

service or upon the occurrence of one or more specified dates. All Fortrea NQDC Plan accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

•
Perquisites:
Our NEOs were eligible to receive a reimbursement for financial and tax planning services, long-term disability, and a wellness exam in 2024, all of which were determined by Fortrea to be appropriate benefits that help ensure that Fortrea executives maintain appropriate fiscal and physical health, which contributes to stable executive leadership for Fortrea. Fortrea believes that the perquisites it provides are appropriate and beneficial to Fortrea. The maximum reimbursement allowed is $20,000 for financial and tax planning services and $1,500 for the wellness exam. Enhanced long-term disability is made available to all employees as a voluntary benefit, and in the case of the NEOs is paid for by the Company.

CEO Employment Agreement
In January 2023, Labcorp entered into an employment agreement with Thomas Pike. At the time of Mr. Pike’s hire, the Labcorp CHCC approved an employment agreement that provides for a base salary of $1,100,000 and an annual target bonus equal to 150% of his base salary. Mr. Pike received a sign-on
equity grant of $4,000,000 (the
“Sign-On
Equity Grant”) in the form of time-vested RSUs. In addition, the employment agreement provided that if Labcorp successfully completed the Spin of Fortrea into an independent public company, Mr. Pike would receive equity awards with an aggregate grant date value of $20,000,000 (the “Initial Equity Grant”) consisting of RSUs and stock options. Following completion of the Spin, Mr. Pike was issued the Initial Equity Grant on August 17, 2023. The total value of equity granted in 2023 in connection with the employment agreement was $24,000,000 on the respective date of grant, consisting of the
Sign-On
Equity Grant and the Initial Equity Grant. Under the terms of the employment agreement, these equity grants are intended to cover the three-year period of the initial term of the employment agreement, which ends on December 31, 2025, and no further equity grants are intended to be made as long-term incentives during that period. As a result, Mr. Pike did not receive an annual equity grant in 2024 nor in 2025. The intended value of Mr. Pike’s long-term incentives under the full term of the employment agreement amounts to $8,000,000 per year on an annualized basis. Including his target cash compensation, Mr. Pike’s annual target direct compensation is $10,750,000, which we believe is appropriate and competitive for a highly experienced CEO. As detailed later in this Compensation Discussion and Analysis, in fiscal year 2024, the pay-for-performance
structure of Mr. Pike’s annual target compensation operated as designed and intended. The annual bonus paid at levels below the target and the exercise price of Mr. Pike’s stock options that were granted at the outset of his employment in 2023 were significantly above the market price of the stock (i.e. “under water”) based on our financial performance during fiscal year 2024.
The employment agreement also provides that Mr. Pike will be eligible to participate in all employee benefit plans, practices and programs that are generally made available to senior executives (except for Fortrea’s Master Senior Executive Severance Plan). Mr. Pike has also entered into a confidentiality, non-competition
and
non-solicitation
agreement, which includes a perpetual confidentiality covenant and covenants not to compete or solicit employees and/or customers for twelve months following termination of his employment. See “Potential Payments Upon Termination or Change in Control” for a discussion of payments to Mr. Pike that may be triggered upon termination or a change in control.
No Tax
Gross-Ups
We do not make
gross-up
payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
Insider Trading Policy
We adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by directors, officers and employees. The policy is designed to promote compliance with insider trading laws, rules and regulations, and any exchange listing standards applicable to us. Further, the policy prohibits employees and related persons and entities from trading in the Company’s securities while having knowledge of material non-public
information about the Company or its securities. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Policies and Practices on the Timing of Awards of Options in Relation to the Disclosure of Material Nonpublic Information
It is the Company’s practice not to time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In addition, the Company does not grant stock options or similar awards during periods in which there

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EXECUTIVE COMPENSATION

is material nonpublic information about the Company, including during “blackout” periods or outside a “trading window” established pursuant to our Insider Trading Policy. During 2024, none of the Company’s Named Executive Officers were awarded stock options, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
No
Pledging
or Hedging Fortrea Securities
The Fortrea Holdings Inc. Insider Trading Policy prohibits margin purchases of Fortrea securities. Pledging the Company’s securities as collateral to secure loans is prohibited by this policy. This prohibition means, among other things, that Fortrea employees cannot hold the Company’s securities in a “margin account” (which would allow them to borrow against their holdings to buy securities). The policy also prohibits all hedging transactions involving Fortrea’s securities, including, without limitation, zero-cost
collars and forward sale contracts.
Clawback Policy
The MDCC adopted a clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and Nasdaq Listing Standards governing clawbacks and executive compensation (the “Clawback Policy”). Under the Clawback Policy, which applies to any current or former Section 16 officers of the Company, referenced as the covered officers in the Clawback Policy, the Company is required to recover any incentive-based compensation received during the applicable period by the covered officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, unless one of the limited exceptions under the Clawback Policy applies. The Company also adopted a separate, broader misconduct compensation recoupment policy.
In connection with the preparation of the Company’s financial statements for the quarter ended March 31, 2024, the Company identified and corrected errors impacting previously reported financial information, including to periods prior to the Spin. The errors consisted primarily of a goodwill impairment charge as a result of an incorrect carrying value used in the Company’s impairment calculation, a reduction in revenue due to the misstatement in the amount of the ultimate resolution of a customer matter, an understatement of expense accruals allocated from Labcorp prior to the Spin, and an understatement of depreciation expense associated with certain projects that were not depreciated in a timely manner.
Management reviewed the 2023 compensation that was actually paid to the covered officers and concluded that none of the 2023 compensation was within the scope of the Clawback Policy and thus none was eligible for recovery. In its review, management noted that certain elements of the 2023 compensation did not constitute incentive-based compensation and as a result were not covered under the Clawback Policy. For instance, Mr. Pike’s 2023 bonus was not covered under the Clawback Policy because it was guaranteed and not based on a performance metric. Furthermore, certain amounts of the 2023 compensation were not covered by the Clawback Policy because they were based on Labcorp performance outcomes prior to the Spin and not tied to the achievement of a financial reporting measure of the Company. Finally, management noted that certain components of incentive-based compensation that covered officers may have been entitled to receive were not earned during the relevant period.
In 2024, the MDCC, as administrator of the Clawback Policy, reviewed management’s conclusions on the foregoing matters and concluded that there was no covered compensation under the Clawback Policy, and therefore there was no erroneously awarded compensation that was required to be recovered pursuant to the Clawback Policy
Termination and
Change-in-Control
Payments
Ms. McConnell and Mr. Morais are covered by Fortrea’s Master Senior Executive Severance Plan (the “Executive Severance Plan”) that provides participants with financial protection in circumstances involving a qualifying termination. For additional information on the termination benefits under the Executive Severance Plan, see “Potential Payments Upon Termination or Change in Control.” In addition, the 2023 Omnibus Incentive Plan provides that if awards are assumed or substituted in connection with a change in control, only a qualifying termination event will result in accelerated vesting (i.e., “double trigger”). The plan does not provide for any tax gross-ups.
Fortrea believes these provisions are consistent with current market practice.

FORTREA • 2025 Proxy Statement

EXECUTIVE COMPENSATION

Stock Ownership Guidelines

The Fortrea Board believes that requiring executive management to maintain a significant personal level of stock ownership ensures that each executive officer is financially aligned with the interests of Fortrea’s stockholders. The required level of stock ownership will be adjusted if the executive’s position changes and the new position has a different ownership requirement. An executive is required to maintain this level of stock ownership throughout his or her tenure with Fortrea until near retirement, as explained below. The ownership requirements for each position are:

•	Chief Executive Officer: 6x annual base salary

•	Other NEOs: 3x annual base salary

Until the required level of ownership is met, an executive is required to hold 50 percent of any shares of Fortrea Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of taxes and shares used to pay the exercise price. If an executive fails to meet or show progress towards satisfying these requirements, the MDCC may reduce future equity grants or other incentive compensation for that executive.

As of December 31, 2024, each NEO was in compliance with the stock ownership guidelines.

Definition of Non-GAAP Financial Measure

With respect to the references in this CD&A to Adjusted EBITDA, this is a non-GAAP financial measure used to supplement our financial statements, which are based on GAAP. See Appendix A attached to this proxy statement for a reconciliation of Adjusted EBITDA against net income, which is a GAAP financial measure, along with cautionary information regarding the use of non-GAAP measures.

Compensation Risk Assessment

The MDCC, with assistance from Pay Governance, reviewed our compensation programs with regard to risk management. In 2024, Pay Governance conducted an independent risk assessment of Fortrea’s programs. The MDCC reviewed this analysis and determined that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. The MDCC concluded that there is an appropriate balance between short-term and long-term compensation that incentivizes our executives to act in a manner that does not encourage excessive risk-taking.

Compensation Committee Report

We, the MDCC of the Board of Directors, met with management to review and discuss the Compensation Discussion and Analysis set forth above, and based upon the review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this proxy statement. This report is provided by the following independent directors, who comprise the committee.

Management Development and Compensation Committee
Amrit Ray (Chair)
Edward Pesicka
Machelle Sanders
David Smith

38 2025 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2024, 2023, and 2022. The information provided below includes compensation earned by our NEOs for services provided to Labcorp and us prior to the Spin.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (2)($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	All Other Compensation (5)($)	Total ($)

Thomas Pike(1) Chief Executive Officer
	2024	$1,108,461	$0	$594,000	$0	$0	$11,445	$1,713,906
	2023	$1,078,846	$0	$14,128,948	$9,999,692	$1,100,000	$12,909	$26,320,395

Jill McConnell Chief Financial Officer
	2024	$503,846	$0	$819,671	$0	$0	$17,513	$1,342,017
	2023	$455,607	$200,000	$2,343,409	$0	$62,266	$17,513	$3,078,795
	2022	$411,215	$0	$460,682	$0	$174,355	$29,557	$1,075,809

Mark Morais Chief Operating Officer; President, Clinical Services
	2024	$503,846	$0	$819,671	$0	$0	$13,244	$1,336,761
	2023	$456,900	$200,000	$2,497,701	$0	$62,658	$12,914	$3,230,173

	2022	$413,800	$0	$358,899	$0	$96,111	$27,541	$896,351

(1)

Mr. Pike joined Labcorp in January 2023 as President and Chief Executive Officer of its Drug Development, Clinical Development and Commercialization Services business unit and was appointed Chief Executive Officer of Fortrea effective June 30, 2023. Under the terms of Mr. Pike’s employment agreement, Mr. Pike’s 2023 equity grants are intended to provide an equivalent value of three years of grants and the employment agreement does not contemplate additional equity grants through the remaining initial term of his employment agreement, which ends on December 31, 2025. In accordance with these terms, Mr. Pike did not receive an annual equity grant in 2024.

(2)

Amounts represent the aggregate grant date fair value of RSU and PSA awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Under FASB ASC Topic 718, the grant date for a PSA occurs when objectively determinable performance goals are approved. Therefore, the reported value for 2024 is calculated for the portion of the PSAs for which performance goals were set in 2024 and is shown based on the probable performance (target) value of the awards. If valued assuming a maximum payout on the PSA program, the value of the 2024 awards would be: Ms. McConnell, $564,224; and Mr. Morais $754,100. See Grants of Plan-Based Awards Table for additional details. Mr. Pike, Ms. McConnell and Mr. Morais received their earned 2024 bonus payments in the form of equity.

(3)

Amounts represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 in the year of grant. A discussion of the assumptions used in calculating these values can be found in Note 14 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the year ended December 31, 2023.

(4)

The 2024 bonus was structured to be paid so that the first 50% of achievement would be paid in the form of RSUs and the next 50% of achievement would be paid in cash. The RSUs received based on achievement of the bonus were granted on March 20, 2025 for Mr. Pike and March 6, 2025 for Ms. McConnell and Mr. Morais by reference to the Company’s closing share price for its shares on those dates, $8.70 and $10.69, respectively. Such amounts are reflected in the “Stock Awards” column. The RSUs vest in equal tranches on the six- and eighteen-month anniversaries of the grant date, subject to the NEO’s continued employment on those dates. No cash was paid with respect to 2024. For 2023 amounts disclosed in this column, the values reflect the amounts earned by each NEO pursuant to the Labcorp LBP and the Fortrea Bonus Plan.

(5)

Amounts shown in this column include Company-paid supplemental long-term disability insurance provided to the executive as well as Fortrea’s company-provided match to the 401(k) on the same basis as provided to U.S.-based employees, inclusive of those contributions made by Labcorp under the plan prior to the Spin. The supplemental long-term disability insurance benefit is considered taxable to the executive and no gross-ups are provided to offset the taxable amount and contributions to qualified defined contribution plans. See “Executive Compensation—Retirement Plans, Deferred Compensation Plan and Perquisites” for a discussion of other perquisites available to our NEOs in 2024. For 2024, the 401(k) provided a Company match of 100% of the first 5% of the employee’s contribution. Additional details are provided in the table below:

Executive	Supplemental Long-term Disability Insurance ($)	Fortrea’s Contributions to Qualified Defined Contribution Plan ($)

Thomas Pike	$1,560	$ 9,885

Jill McConnell	$1,250	$17,250

Mark Morais	$1,250	$11,994

FORTREA • 2025 Proxy Statement 39

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table summarizes the awards granted to each of the NEOs during the fiscal year ended December 31, 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)(3)	Grant Date Fair Value of Stock and Option Awards ($)(j)(4)
Name (a)	Award Type	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)

Thomas Pike	FTRE 2024 Bonus Plan		$825,000	$1,650,000	$3,300,000	—	—	—	—	—

Jill McConnell	FTRE 2024 Bonus Plan		$212,500	$425,000	$850,000	—	—	—	—	—
	2024 PSA	3/13/2024	—	—	—	1,908	3,815	7,630	—	$166,639
	2024 RSU	3/13/2024	—	—	—	—	—	—	12,851	$500,032

Mark Morais	FTRE 2024 Bonus Plan		$212,500	$425,000	$850,000	—	—	—	—	—
	2024 PSA	3/13/2024	—	—	—	1,908	3,815	7,630	—	$166,639
	2024 RSU	3/13/2024	—	—	—	—	—	—	12,851	$500,032

(1)

Amounts represent the range of possible payouts denominated in dollars pursuant to the total amount of the Fortrea Bonus Plan, as established by the MDCC in February 2024. For 2024, actual amounts paid out pursuant to the plan were issued as restricted stock units and are included in the Stock Awards column of the Summary Compensation Table above. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis—Annual Incentive Pay.”

(2)

Estimated Future Payouts Under Equity Incentive Plan Awards represent the range of estimated potential shares to be earned under performance-based share awards. NEOs were awarded PSAs during 2024 with the number of shares to be earned depending on the performance outcomes of revenue and Adjusted EBITDA margin over three, 1-year periods and our TSR compared against the S&P 1500 Healthcare index over a three-year period. These PSAs require a minimum threshold of cumulative annual TSR performance, before threshold shares are earned, and they require cumulative TSR performance before target shares are earned, each as measured over a three-year performance period. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis—Long-Term Incentive Awards” above.

(3)	Amounts represent restricted stock unit awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.

(4)	Amounts represent the grant date fair value as computed in accordance with FASB ASC Topic 718.

Under FASB ASC Topic 718, the “grant date” for the PSA occurs only when objectively determinable performance goals are approved and therefore, the reported number of units is calculated for the various portions of the PSAs for which performance goals were set in 2024. The amounts referenced in this footnote (4) represent the first tranche of the 2024 award year, which represent one-third of the total number of PSAs granted to the eligible NEOs. This tranche and subsequent tranches are deemed to be separate “grants” for fair value purposes, and each is or will be deemed to have a “grant date” corresponding to when the underlying performance goals are objectively determinable.

The amounts shown in this column will likely vary from the amount realized by any NEO based on several factors, including the number of shares that ultimately vest, the satisfaction or failure to meet any performance criteria, the timing of any exercise or sale of shares, and the price of Fortrea’s common stock. The value of the PSAs granted in March 2024, as of the grant date if they are achieved at the maximum payout is as follows: Ms. McConnell - $333,278 and Mr. Morais - $333,278.

40 2025 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards (including underlying exercisable and unexercisable options, as well as unvested RSUs and unearned PSAs) for each of our NEOs as of December 31, 2024. As of December 31, 2024, the last trading day of 2024, the fair market value of a share of our common stock was $18.65.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Yet Vested (#)(2)	Market Value of Shares of Units of Stock that have Not Yet Vested ($)(3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Thomas Pike(5)	1/9/2023					80,448		$1,500,355

	8/17/2023	266,424	532,848	26.52	8/17/2033	251,383		$4,688,293

Jill McConnell							$

	2/7/2023					3,372		$62,888	7,613	$141,982

	6/1/2023					22,013		$410,542

	8/17/2023					22,625		$421,956

	3/13/2024					12,851		$239,671	3,815	$71,150

Mark Morais							$

							$

	2/7/2023					4,511		$84,130	10,175	$189,764

	6/1/2023					22,013		$410,542

	8/17/2023					22,625		$421,956

	3/13/2024					12,851		$239,671	3,815	$$71,150

(1)	Stock options granted to Mr. Pike vest equally in three tranches with the first two occurring on the first and second anniversary of the grant date, and the third occurring on January 9, 2026.

(2)

RSUs generally vest ratably over three years, beginning on the first anniversary of the grant date, except the RSUs granted to Mr. Pike on August 17, 2023 vest equally in three tranches with the first two occurring on the first and second anniversary of the grant date, and the third occurring on January 9, 2026.

(3)

At time of Spin, 50% of the Labcorp PSAs granted on February 11, 2022 to Ms. McConnell and Mr. Morais were scored for performance across an 18-month period and converted to Fortrea RSUs. The other 50% of shares granted on February 11, 2022 were converted to Fortrea PSAs with new performance criteria established by the MDCC and are representative of Fortrea performance goals from time of Spin until December 31, 2024. For more information on the conversion in connection with the Spin, see “Other Long-Term Incentive Compensation.”

(4)

At time of the Spin, the Labcorp PSAs granted on February 7, 2023 to Ms. McConnell and Mr. Morais were converted to Fortrea PSAs with new performance criteria established by the MDCC and are representative of Fortrea performance goals from time of Spin until December 31, 2025. These PSAs are reflected as the number of shares deliverable at target performance. The actual number of shares will be determined on December 31, 2025. For more information on the conversion in connection with the Spin, see “Other Long-Term Incentive Compensation.”

(5)

Mr. Pike was appointed Chief Executive Officer effective June 30, 2023. Under the terms of Mr. Pike’s employment agreement, his 2023 equity grants were intended to provide an equivalent value of three years of equity grants and no further equity grants are intended to be made during the remaining initial term of his employment agreement, which ends on December 31, 2025.

FORTREA • 2025 Proxy Statement 41

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table summarizes option exercises and stock vested with respect to each of the NEOs during the fiscal year ended December 31, 2024:

Executive	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Thomas Pike	—	—	165,911	$4,115,338

Jill McConnell(1)	—	—	48,955	$1,462,388

Mark Morais(2)	—	—	44,057	$1,277,683

(1)

Represents the Labcorp PSAs granted on February 2, 2021 that were converted to RSUs at the time of Spin and vested on March 4, 2024 at $36.70 per share, the closing price of Fortrea common stock on that date; one-third of the Labcorp RSUs granted on February 2, 2021 that vested on February 2, 2024 at $30.54 per share, the closing price of Fortrea common stock on that date; one-third of Labcorp RSUs granted on February 11, 2022 that vested on February 12, 2022 at $32.78 per share, the closing price of Fortrea common stock on that date; one-third of Labcorp RSUs granted on February 7, 2023 and vested on February 7, 2024 at $31.59 per share, the closing price of Fortrea common stock on that date; one-third of Fortrea RSUs granted on June 1, 2023 and vested on June 3, 2024 at $24.85 per share; one-third of Fortrea RSUs granted on August 17, 2023 and vested on August 19, 2024 at $22.39 per share; and 26.81% of the Labcorp performance share award granted on February 11, 2022 that while vested on March 12, 2025 were earned effective December 31, 2024. These performance share awards were valued as of December 31, 2024 at $18.65 per share.

(2)

Represents the Labcorp PSAs granted on February 2, 2021 that were converted to RSUs at the time of Spin and vested on March 4, 2024 at $36.70 per share, the closing price of Fortrea common stock on that date; one-third of the Labcorp RSUs granted on February 2, 2021 that vested on February 2, 2024 at $30.54 per share, the closing price of Fortrea common stock on that date; one-third of Labcorp RSUs granted on December 15, 2021 that vested on December 16, 2024 at $20.13 per share, the closing price of Fortrea common stock on that date; one-third of Labcorp RSUs granted on February 11, 2022 that vested on February 12, 2022 at $32.78 per share, the closing price of Fortrea common stock on that date; one-third of Labcorp RSUs granted on February 7, 2023 and vested on February 7, 2024 at $31.59 per share, the closing price of Fortrea common stock on that date; one-third of Fortrea RSUs granted on June 1, 2023 and vested on June 3, 2024 at $24.85 per share; one-third of Fortrea RSUs granted on August 17, 2023 and vested on August 19, 2024 at $22.39 per share; and 26.81% of the Labcorp performance share award granted on February 11, 2022 that while vested on March 12, 2025 were earned effective December 31, 2024. These performance share awards were valued as of December 31, 2024 at $18.65 per share.

Retirement Benefits

We maintain market competitive retirement programs for our executives as retirement compensation is an essential component of an overall total executive compensation package in that it provides security for the future needs of the executives and their families. Our NEOs are eligible to participate in our 401(k) Plan and receive Company matching contributions in the same manner as all other Company employees. For 2024, the Company’s 401(k) plan provided matching contributions up to 5% of an executive’s base salary, which are immediately vested.

Nonqualified Deferred Compensation

Fortrea adopted the Fortrea NQDC Plan and assumed the obligations and liabilities associated with Company participants in the Labcorp NQDC Plan. The Fortrea NQDC Plan allows participants to defer up to 50% of their base salary and up to 90% of their annual incentive or bonus. The Fortrea NQDC Plan provides for similar investment options as our 401(k) plan. The Fortrea NQDC Plan does not provide any match on employee contributions. The Fortrea NQDC Plan accounts are paid based on the participant’s selection at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code and may be paid in a lump sum, or a series of annual installments. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates. All Fortrea NQDC Plan accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

Any amounts provided in Executive Contributions Last Fiscal Year shown in the table below are exclusively associated with the Fortrea NQDC Plan, which assumed contributions and balances from the Labcorp NQDC Plan. Amounts provided in the Aggregate Earnings In Last Fiscal Year shown in the table below are associated with investment performance of assets over the course of 2023 in both the Fortrea NQDC Plan as well as the frozen Covance Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End

Thomas Pike	—	—	—	—

Jill McConnell	—	—	—	—

Mark Morais	$15,000	$30,199	$0.00	$164,728

42 2025 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The tables that follow provide information related to compensation payable to each NEO, assuming termination of such executive’s employment on December 31, 2024, or assuming a change in control with a corresponding qualifying termination occurring on December 31, 2024. Amounts also assume the price of our common stock was $18.65, the closing price on December 31, 2024, the last trading day of 2024.

Potential Payments Upon Termination per Employment Arrangements of Mr. Pike

Pursuant to the Pike Employment Agreement, if Mr. Pike’s employment is terminated without “cause” or by Mr. Pike for “good reason” (as such terms as defined in the Pike Employment Agreement), or if Fortrea does not renew the term, Mr. Pike will receive a partial year bonus as well as severance benefits (subject to his execution of a release of claims) equal to (i) two times the sum of his base salary and average annual bonus for the last three years if the applicable termination does not occur within 36 months following a “change in control” (as defined in the Pike Employment Agreement) of Fortrea, or (ii) three times the sum of his base salary and average annual bonus for the last three years, if the applicable termination of employment occurs within 36 months following a change in control of Fortrea. The Pike Employment Agreement contains a cutback provision, which provides that if any payments to Mr. Pike would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then those payments will be subject to a reduction in order to avoid application of any applicable Section 280G excise tax, but only if the reduction would result in a greater net after-tax amount payable to Mr. Pike.

Vesting of the equity grants made to Mr. Pike called for under the Pike Employment Agreement described above as the Sign-On Equity Grant and the Initial Fortrea Equity Grant will be accelerated upon a “separation from service” due to Mr. Pike’s death, disability, or termination without “cause” or for “good reason” within 24 months after a “change in control” (as such terms are defined in the award agreement). The Sign-On Equity Grant and the Initial Fortrea Equity Grant also include certain accelerated vesting provisions in the event of termination of Mr. Pike’s employment for similar reasons as described above outside of a change in control or in the event of his “retirement” as defined in the award agreement.

Potential Payments Upon Termination per Executive Severance Plan

Ms. McConnell and Mr. Morais are eligible to participate in the Executive Severance Plan adopted by Fortrea in connection with the Spin, which provides participants with financial protection in circumstances involving a qualifying termination (which will generally include an involuntary termination without “cause” or voluntary termination with “good reason” (as such terms are defined in the Executive Severance Plan)). The severance payments for executives employed at or above Executive Vice President under the Executive Severance Plan in the event of a qualifying termination will be equal to the sum of the executive’s annual base salary and annual target bonus for the year of the qualifying termination (or, in the event that the qualifying termination occurs within 24 months following a “change in control” (as defined in the Executive Severance Plan), two times the sum of the executive’s annual base salary and annual target bonus for the year of the qualifying termination).

FORTREA • 2025 Proxy Statement 43

EXECUTIVE COMPENSATION

Name	Benefit	Early or Normal Retirement(1)	Involuntary Not for Cause or Good Reason Termination	For Cause	Change-In- Control	Disability(2)	Death(3)

Thomas Pike	Severance – Base Salary	—	$2,200,000	—	$3,300,000	—	—

	Severance – Fortrea Bonus Plan	—	$4,125,000	—	$5,500,000	$1,650,000	$1,650,000

	Non-Qualified Stock Options	—	—	—	—	—	—

	Restricted Stock Units(4)	—	$3,094,324	—	$6,188,648	$6,188,648	$6,188,648

	Performance Share Awards(4)	—	—	—		—	—

	Health & Welfare Plans(5)(6)	—	—	—	—	$700,000	$1,500,000

	Total	—	$9,419,324	—	$14,988,648	$8,538,648	$9,338,648

Jill McConnell	Severance – Base Salary	—	$500,000	—	$1,000,000	—	—

	Severance – Fortrea Bonus Plan	—	$425,000	—	$850,000	—	—

	Non-Qualified Stock Options	—	—	—	—	—	—

	Restricted Stock Units(4)	—	$556,379	—	$1,163,853	$1,163,853	$1,163,853

	Performance Share Awards(4)	—	$230,843	—	$420,502	$420,502	$420,502

	Health & Welfare Plans(5)(6)	—	$41,246	—	$41,246	$400,000	$1,000,000

	Total	—	$1,753,469	—	$3,475,601	$1,984,355	$2,584,355

Mark Morais	Severance – Base Salary	—	$500,000	—	$1,000,000	—	—

	Severance – Fortrea Bonus Plan	—	$425,000	—	$850,000	—	—

	Non-Qualified Stock Options	—	—	—		—	—

	Restricted Stock Units(4)	—	$560,771	—	$1,178,867	$1,178,867	$1,178,867

	Performance Share Awards(4)	—	$248,095	—	$453,680	$453,680	$453,680

	Health & Welfare Plans(5)(6)	—	$21,835	—	$21,835	$400,000	$1,000,000

	Total	—	$1,755,701	—	$3,504,381	$2,032,546	$2,632,546

(1)	None of the NEOs are retirement eligible.

(2)

Under Disability, amounts represent the value to be paid to respective executive under Fortrea’s short and long-term disability plans. Fortrea’s short-term disability allows for 100% of the executive’s salary to be paid for 6 months. Fortrea’s supplemental long-term disability program, which the NEOs are eligible for, allows for a payment of up to $25,000 per month, with the maximum benefit to be determined by the length of eligibility and age. For the sake of this calculation, a term of one year has been used to determine the amount paid to the executive.

(3)	Under Death, amount represents the death benefit under Fortrea’s company-sponsored life insurance plan - 2x an executive’s annual base pay with a maximum of $1.5 million.

(4)	Amounts represented by RSUs include 2022 PSAs that converted to RSUs at time of Spin

(5)

Under Involuntary Not for Cause or Good Reason as well as Change-in-Control, Health & Welfare represent one year of reimbursement of executive for COBRA coverage for medical, dental and vision, an additional Medical Stipend which was determined to be $19,123 for Ms. McConnell and $9,417 for Mr. Morais. Ms. McConnell and Mr. Morais are also eligible for outplacement services with such reimbursement capped at $3,000. Per his employment agreement, Mr. Pike is not eligible for these benefits in the event of these two termination scenarios.

(6)	Any executive perquisites are cancelled effective date of separation. However, executives are eligible for reimbursement of eligible expenses up to effective date of termination.

CEO Pay Ratio

For 2024, as required by Item 402(u) of Regulation S-K, the Company identified a new median employee using our global employee population, excluding our CEO, as of December 1, 2024, which included all global full-time, part-time, temporary, and seasonal employees who were employed on that date. We used base salary as our consistently applied compensation measure across the employee population. The following jurisdictions constituting 4.99% of the Company’s total employees were excluded under the 5% de minimis rule: Philippines (204), Russia (112), Malaysia (24), Turkey (98), Columbia (41), Ukraine (166), Guatemala (17), Costa Rica (43), South Africa (41), and Thailand (36).

From the remaining employees, we leveraged a valid statistical sampling approach to produce a sample of employees who were paid within a 5% range of the estimated median base salary and selected an employee from within that group as our median employee. We determined the median employee’s annual total compensation using the methodology for the Company’s Summary Compensation Table, as set forth in Item 402(c)(2)(x) of Regulation S-K and compared it to the total compensation of our CEO, in order to arrive at the pay ratio disclosed below.

44 2025 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

The Company’s CEO compensation for 2024, as reported in the Summary Compensation Table, was $1,713,906. The compensation of our median employee for 2024 was $61,175. Based upon the total CEO compensation and median employee compensation for 2024, our CEO to median employee pay ratio was 28:1.

This ratio is a reasonable estimate calculated using a methodology consistent with SEC rules, as described above. As the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, and to use reasonable estimates and assumptions that reflect their compensation practices, pay ratios reported by other companies may not be comparable to the Company’s pay ratio reported above.

FORTREA • 2025 Proxy Statement 45

EXECUTIVE COMPENSATION

Pay versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the MDCC views the link between our performance and our NEOs’ pay. The MDCC did not consider the pay versus performance disclosure below in making its pay decisions. For a complete discussion of how the Company views its executive compensation structure, including alignment with Company performance and how pay was determined, see the Compensation Discussion and Analysis beginning on page 26.
In accordance with SEC rules, the following table sets forth information concerning compensation actually paid (“CAP”), Total Shareholder Return (“TSR”), Net Income, and Adjusted EBITDA. These disclosures and the calculating of CAP is required by the SEC’s rules. Neither CAP nor the amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting SCT Total values for the applicable year as described in the footnotes to the following table.

					VALUE OF INITIAL $100 INVESTMENT BASED ON ® (4)

FISCAL YEAR (1)	SCT TOTAL PAY FOR CEO (2)	CAP TO CEO (3)	AVERAGE SCT TOTAL PAYT FOR OTHER NEOS (2)	AVG. CAP TO OTHER NEOS (3)	COMPANY TSR	PEER GROUP TSR	NET INCOME (LOSS) ($ Millions) (5)	ADJUSTED EBITDA ($ Millions) (6)

2024	$1,713,906	$(14,710,510)	$1,339,389	$(481,635)	$49.54	$106.91	$(329)	$203

2023	$26,320,395	$34,238,046	$3,154,484	$3,349,885	$102.62	$103.98	$(25)	$246

(1)	For 2023 and 2024, the CEO was Thomas Pike and the other NEOs were Jill McConnell and Mark Morais.
(2)
These amounts reflect (i) the total compensation reported in the SCT for the applicable year in the case of our CEO; and (ii) the average of the total compensation reported in the SCT for the applicable year for our Other NEOs. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)
Amounts reported in these columns represent CAP; adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for our CEO and for the average of the Other NEOs is set forth in the following tables, which describe the adjustments, each of which is prescribed by the SEC rule to calculate the CAP amounts from SCT amounts.

YEAR	SCT TOTAL PAY FOR CEO	MINUS STOCK AWARD VALUE & OPTION AWARD VALUE REPORTED IN SCT FOR THE COVERED YEAR	PLUS YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED DURING THE COVERED YEAR THAT REMAIN OUTSTANDING AND UNVESTED AS OF LAST DAY OF THE COVERED YEAR	PLUS YEAR OVER YEAR CHANGE IN FAIR VALUE AS OF THE LAST DAY OF THE COVERED YEAR OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS	PLUS YEAR OVER YEAR CHANGE IN FAIR VALUE AS OF THE VESTING DATE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED DURING THE COVERED YEAR	MINUS FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE COVERED YEAR	PLUS VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTRAL COMPENSATION FOR THE COVERED YEAR	MINUS CHANGE IN PENSION VALUE REPORTED IN SCT FOR COVERED YEAR	PLUS PENSION ADJUSTMENT	CEO CAP

2024	$1,713,906	$594,000	$0	$(11,498,710)	$(4,331,706)	$0	$0	$0	$0	$(14,710,510)

2023	$26,320,395	$24,128,640	$32,021,869	$0	$0	$0	$24,422	$0	$0	$34,238,046

YEAR	SCT AVERAGE FOR OTHER NEOS	MINUS STOCK AWARD VALUE & OPTION AWARD VALUE REPORTED IN SCT FOR THE COVERED YEAR	PLUS YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED DURING THE COVERED YEAR THAT REMAIN OUTSTANDING AND UNVESTED AS OF LAST DAY OF THE COVERED YEAR	PLUS YEAR OVER YEAR CHANGE IN FAIR VALUE AS OF THE LAST DAY OF THE COVERED YEAR OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS	PLUS YEAR OVER YEAR CHANGE IN FAIR VALUE AS OF THE VESTING DATE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED DURING THE COVERED YEAR	MINUS FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE COVERED YEAR	PLUS VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTRAL COMPENSATION FOR THE COVERED YEAR	MINUS CHANGE IN PENSION VALUE REPORTED IN SCT FOR COVERED YEAR	PLUS PENSION ADJUSTMENT	AVERAGE OTHER NEO CAP

2024	$1,339,389	$812,671	$247,672	$(1,028,236)	$(220,789)	$0	$0	$0	$0	$(481,635)

2023	$3,154,484	$2,420,555	$2,670,583	$(52,524)	$(9,173)	$0	$7,070	$0	$0	$3,349,885

 2025 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

The fair value of options was determined by using the Black-Scholes option pricing method. The fair value of the PSAs was determined by using a Monte Carlo simulation pricing model and the probable outcome of the performance vesting conditions as of each measurement date and Company actual performance payouts for each completed performance period for the respective fiscal year. The fair value of the restricted stock was determined using the stock price on the appropriate measurement date.

(4)
The comparison assumes $100 was invested in the Company and in the S&P 1500 Healthcare Index, respectively, for the period starting July
 1, 2023, the effective date of the registration of FTRE Common Stock, through the end of 2024. Historical stock performance is not necessarily indicative of future stock performance. All dollar values assume reinvestment of all dividends, where applicable.
The primary Peer Group TSR set forth above utilizes the S&P 1500 Healthcare Index. The Nasdaq Healthcare Index was utilized previously. If $100 was invested in the Nasdaq Healthcare Index for the period starting July
 1, 2023, the effective date of the registration of FTRE Common Stock, through the end of 2024, the TSR would be $102.96. For 2024, the Company has elected to present the S&P 1500 Healthcare Index for its peer group comparison. The Company believes that the holdings of this index more accurately reflect its peer companies. Since the Nasdaq Healthcare Index was presented in the prior year, it has also been presented in the current year for comparison purposes.

(5)
“Net income” is equivalent to “Net earnings” as reported in the Company’s financial statements in its Annual Report on Form
10-K
for fiscal year ended December 31, 2024 filed with the SEC. Figures provided for 2023 net income have been restated to reflect amended and restated disclosures due to a restatement identified in connection with the preparation of our financial statements for the quarter ended March 31, 2024, which identified errors impacting previously reported financial information, including to periods prior to the Spin (the “restatement”).

(6)
SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (other than total stockholder return, stock price, or net income) used by the Company to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. We selected Adjusted EBITDA as this measure for 2023 and 2024, as reflected in the table above. Adjusted EBITDA is a non-GAAP
measure. See the reconciliation of Adjusted EBITDA on Appendix A attached to this proxy statement. We may determine a different financial performance measure to be the most important financial performance measure in future years.
Figures provided for 2023 reflect amended and restated disclosures due to the restatement.

Financial Performance Measures
For fiscal year 2024, the financial performance measures used in setting pay-for-performance
compensation for the most recently completed fiscal year were Adjusted EBITDA and Net New Business in the Fortrea Bonus Plan, and Revenue, Adjusted EBITDA Margin, and a relative TSR modifier in the 2024 PSAs. The manner in which these measures, together with certain non-financial
performance measures, determined the amounts of incentive compensation paid to our NEOs is described above in the CD&A section. These financial measures will continue to be utilized in 2025 to evaluate the company’s performance and establishing pay-for-performance
alignment. We believe these measures provide a strong link between compensation actually paid to our NEOs and our performance. For fiscal year 2024, performance for the first of three performance tranches of the 2024 PSAs was below the minimum threshold for Adjusted EBITDA margin, and between threshold and target for Revenue. The relative TSR modifier will not impact the payout until the completion of the three-year performance period, when all performance criteria will be officially scored and vesting will occur of the PSAs.
Relationship Between Compensation Actually Paid (“CAP”) and Financial Performance Measures
The following, in accordance with the SEC rules, describes the relationship between TSR, Net Income and Adjusted EBITDA to compensation actually paid for fiscal year 2024. The cumulative TSR performance as of December 31, 2024 based on a $100 investment in Fortrea, the S&P1500 Healthcare Index and the Nasdaq Healthcare Index on July 1, 2023 is $49.54, $
106.91
and $
102.05
, respectively. Fortrea had a net loss of $
328.5
million and Adjusted EBITDA of $
202.5
million for the fiscal year ending December 31, 2024. The CAP of our CEO, and the average CAP of our other NEOs, was $(14,710,510) and $(481,635), respectively.
For 2024, Fortrea’s PSAs included as part of Fortrea’s 2024 Long-Term Incentive Plan, are based on Revenue and Adjusted EBITDA Margin, as well as a relative TSR modifier. The metrics included in both the FBP and PSAs have or will have a direct impact on the CAP to the NEOs. While Net Income is not directly included as a performance measure, Net New Business, Revenue and Adjusted EBITDA all contain components that would be reflected in Net Income performance, thus establishing an indirect relationship with Net Income. For additional details regarding how Adjusted EBITDA and relative TSR were utilized under our fiscal year 2024 compensation program to link pay with performance, please refer to the discussion on the 2024 Fortrea Bonus Plan (Non-Equity Short-Term Incentive Compensation
)
on pages 32-33 and the 2024 Fortrea Long-Term Incentive Compensation on pages 33-35.

FORTREA • 2025 Proxy Statement

PROPOSAL 3:

Advisory Vote on the Compensation of our Named Executive Officers

In accordance with Section 14A of the Exchange Act, we are asking that our stockholders approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table of this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Stockholders also may, if they wish, abstain from casting a vote on this proposal. In 2024, the Board adopted, and the stockholders approved, annual say-on-pay voting until the next required say-on-frequency vote in 2030.

In connection with this proposal, the Board encourages stockholders to review in detail the description of the compensation program for our named executive officers that is set forth in the Compensation Discussion and Analysis beginning on page 26, as well as the information contained in the compensation related tables and narrative discussion in this proxy statement. The Board unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as our current compensation program is built on a pay-for-performance philosophy, which operated as designed and intended in 2024, and was constructed to retain and appropriately reward our named executive officers for Company and individual performance. When you cast your vote, we urge you to consider the description of the Company’s executive compensation program contained in the Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative disclosure, as well as the following factors:

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Pay-for-Performance: The structure of our executive compensation program operated as designed and intended, as the annual bonus and long-term incentive compensation, in particular our PSAs, paid out or vested at levels well below target based on our financial performance during 2024.

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Base Salaries: The MDCC reviewed and determined not to make any changes to the salaries for Mr. Pike, Ms. McConnell and Mr. Morais, which maintains the balance of guaranteed and incentive-based compensation.

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Long-Term Incentive Grants: The MDCC did not elect to make an annual equity grant to Mr. Pike in 2024 or in connection with the annual grants made early in 2025 and LTI grants made to Ms. McConnell and Mr. Morais were intended to provide competitive compensation while increasing their share ownership and alignment with stockholders.

Although the advisory vote is non-binding, the Board of Directors values stockholders’ opinions. The MDCC will review the results of the vote and, consistent with our record of stockholder responsiveness, the MDCC will consider stockholders’ views and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the stockholders of Fortrea Holdings Inc. approve, on an advisory basis, the compensation paid to Fortrea Holdings Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in Fortrea Holdings Inc.’s 2025 Proxy Statement.”

Vote Required

The proposal to approve, on an advisory basis, the compensation of our named executive officers requires an affirmative vote of the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.

48 2025 Proxy Statement • FORTREA

PROPOSAL 4:

Approval of the Fortrea Holdings Inc. 2023 Omnibus Incentive Plan, as Amended and Restated

The Fortrea Holdings Inc. 2023 Omnibus Incentive Plan (the “Incentive Plan”) was originally effective in connection with the Spin on June 30, 2023. On March 22, 2025, on the recommendation of the MDCC, the Board approved the amendment and restatement of the Incentive Plan (the “A&R Incentive Plan”), subject to stockholder approval at the Annual Meeting. If the A&R Incentive Plan is approved by our stockholders, it will become effective June 11, 2025 (the “Effective Date”).

The A&R Incentive Plan, which is attached as Appendix B to this proxy statement, would, among other things:

•	increase the number of shares of common stock available for grant under the plan by 6,500,000 shares;

•	provide for minimum vesting periods;

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provide that no dividends or dividend equivalents payable/credited with respect to restricted stock, restricted stock units or performance share awards or other awards will be paid until the underlying award vests;

•	eliminate liberal share recycling with respect to full-value awards under the Incentive Plan; and

•	make certain other administrative changes.

The above is not a comprehensive list of the changes, some of which are described in more detail below. For further and complete information on the terms of the A&R Incentive Plan, please see the full text of the A&R Incentive Plan in Appendix B.

Following our annual grant of equity awards in March 2025, approximately 222,602 shares were available for grant under the Incentive Plan. If this proposal is not approved, the Incentive Plan will remain in effect although the remaining shares will not be sufficient to maintain our current approach to employee and non-executive director compensation. We believe that this change would adversely affect stockholders and stockholder value and negatively impact the alignment between employee, non-executive directors and stockholder interests. While the MDCC is evaluating its practices with respect to equity as discussed in the Compensation Disclosure & Analysis section of this Proxy statement, without the ability to issue additional shares, we would need to eliminate entirely compensation that is paid in a form other than cash. In addition, implementation of cash-based incentive programs would reduce our resources available to meet our business needs and may potentially lead to increased indebtedness or loss of needed financial flexibility. As a result, if our stockholders do not approve the A&R Incentive Plan, we believe such action will severely impair our ability to attract, retain and motivate our employees.

We recognize the dilutive impact of our equity compensation program on our stockholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance pursuant to this Proposal, our Board and the MDCC worked with management and an independent compensation consultant to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on stockholders, (ii) our historical run rate and overhang, (iii) the number of shares remaining available under the Incentive Plan, (iv) forecasted grants, (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for attracting and retaining key talent in a competitive marketplace, (vi) our strategic growth plans, and (vii) the interests of our stockholders.

Based on all of the above, and with the other amendments to the Incentive Plan that are beneficial to stockholders, we believe that the proposed amendments in the A&R Incentive Plan are reasonable, appropriate, and in the best interests of our stockholder

Why you should vote FOR approval of the A&R Incentive Plan

Under Nasdaq rules, listed companies such as Fortrea are generally not permitted to grant shares of common stock as compensation except under a plan that is approved by stockholders. Equity awards are an important part of our pay-for-performance compensation program.

The Incentive Plan is the only company plan under which equity-based compensation may currently be awarded to executives, other employees, non-employee directors, consultants, or advisers to the Company. After the Effective Date of the A&R

FORTREA • 2025 Proxy Statement 49

Incentive Plan, awards will continue to be made pursuant to the A&R Incentive Plan and no awards are expected to be granted under any other equity plans of the Company.

Our Board and our MDCC are mindful of their responsibility to our stockholders to exercise judgment in granting equity awards.

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Equity compensation facilitates alignment of employee and stockholder interests, as well as recruitment and retention of talent. Our MDCC and our Board believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We also believe that our ability to do so depends on being able to offer key personnel competitive compensation. Equity is a key component of our compensation program. Fortrea grants equity awards to key employees, consultants or advisers and non-employee directors to achieve our strategic objectives by providing motivation to achieve the Company’s financial goals, promoting retention through the use of multi-year vesting schedules, encouraging loyalty, fostering alignment with the interests of Fortrea stockholders, and providing incentives that are competitive with those of companies with which Fortrea competes for talent.

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Use of “full-value” awards. Our equity compensation program favors the use of “full-value” awards (as opposed to “appreciation” awards, such as stock options or stock appreciation rights). The use of “full-value” awards mitigates the potential dilutive effect of equity compensation because the same value can be delivered in the form of a stock award using fewer shares than would be needed if delivered in the form of a stock option or a stock appreciation right. Although the Incentive Plan provides for stock options and stock appreciation rights, Fortrea does not intend to grant stock options or stock appreciation rights in the foreseeable future.

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The Equity Plan has key features that serve stockholders’ interests. The Incentive Plan, as amended in the A&R Incentive Plan, includes best practices with respect to governance and administration of equity compensation programs described in more detail below.

Material Amendments

The material differences between the current Incentive Plan and the A&R Incentive Plan are described below, and such descriptions are qualified in their entirety by the text of the A&R Incentive Plan, which is attached as Appendix B to this proxy statement. The list below does not cover all of the updates or revisions to the current Incentive Plan, including certain clarifications and ministerial changes. For further and complete information on the terms of the A&R Incentive Plan, we encourage you to refer to the text of the A&R Incentive Plan. Capitalized words used but not defined in this section have the meaning ascribed to them in the A&R Incentive Plan.

Increase in Share Reserve. Upon adoption, the maximum aggregate number of shares of our common stock reserved for issuance under the A&R Incentive Plan would be 17,500,000, reflecting an increase of 6,500,000 shares reserved for issuance as compared to currently under the Incentive Plan. In the opinion of our MDCC and our Board, an increase in the number of shares available for grant is necessary as a part of our continuing objective to attract, retain and motivate employees and to align the interests of our employees with those of our stockholders. In determining the share reserve, our MDCC and our Board took into account, among other things, our stock price and volatility, share usage, burn rate and dilution, and the existing terms of our outstanding awards.

Minimum Vesting. Equity-based awards granted under the A&R Incentive Plan shall not provide for such awards to become exercisable, vest or be settled prior to the one-year anniversary of the date of grant, with exceptions for (i) no more than 5% of the aggregate number of shares reserved for issuance under the A&R Incentive Plan, (ii) annual equity grants to non-employee directors that occur in connection with the Company’s annual meeting of stockholders, which may vest on the date of the Company’s next annual meeting, even if the period between meetings is less than one year, and (iii) accelerated vesting in the event of death or disability. However, the foregoing restrictions do not limit the MDCC’s discretion to provide for accelerated vesting, exercisability or settlement of any award, including in cases of retirement or other termination of service.

No Liberal “Share Recycling”. Upon adoption, restrictions on liberal “share recycling” will be expanded so that shares will be counted as being issued under the A&R Incentive Plan to the extent that they (i) are tendered, withheld or, while subject to an equity-based award granted under the A&R Incentive Plan, surrendered in connection with the payment of the option price or other purchase price of shares of stock, (ii) are tendered or withheld in connection with the Company’s tax-withholding obligations, (iii) were not issued upon the net settlement or net exercise of a stock-settled stock appreciation right (“SAR”) granted under the A&R Incentive Plan, or (iv) are purchased by the Company with proceeds from option exercises. Such shares shall not again become available for equity-based awards or increase the number of shares available for grant under the A&R Incentive Plan.

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Restrictions on dividends or dividend equivalents on unvested awards. The A&R Incentive Plan prohibits the payment of dividends or dividend equivalents on Options or SARs. Additionally, to the extent that any dividends or dividend equivalents rights are payable/credited on unvested awards of Restricted Stock, restricted stock units or performance share awards or other awards, the dividend or dividend equivalent right will be subject to the same vesting or other restrictions (including performance-based or similar restrictions) as the underlying award and will not be paid or settled until the underlying award vests. Grantees will not vest in dividends or dividend equivalent rights paid on performance-based awards of restricted stock or RSUs, as applicable, and will be required to forfeit and repay to the Company such dividends or dividend equivalent rights if the performance goals are not achieved.

Key Data

When approving the A&R Incentive Plan, our MDCC considered the burn rate with respect to the equity awards granted by our Company, as well as our overhang. Our burn rate is equal to the total number of equity awards our company granted in a fiscal year divided by the weighted average number of shares of common stock outstanding during the year. Overhang is equal to the total number of equity awards outstanding plus the total number of shares available for grant under our equity plans, divided by the sum of the total common stock outstanding, the number of equity awards outstanding and the total number of shares available for grant under our Company’s equity plan. Our share burn rate since our spinoff on June 30, 2023 was approximately 2.73% for FY 2023, excluding the conversion of awards granted prior to spin, and 1.45% for FY2024. Our overhang as of December 31, 2024 was approximately 11.6%. If the A&R Incentive Plan is approved, our overhang would increase to 17.8%.

The following table sets forth information regarding outstanding equity awards and shares available for future equity awards under the current Incentive Plan as of December 31, 2024 and March 31, 2025 (without giving effect to approval of the A&R Incentive Plan):

	December 31, 2024	March 31, 2025

Total shares underlying outstanding stock options	799,272	799,272

Weighted average exercise price of outstanding stock options	$26.52	$26.52

Weighted average remaining contractual life of outstanding stock options (Years)	8.63	8.38

Total shares underlying outstanding unvested time-based restricted stock unit awards	3,246,358	7,923,014

Total shares underlying outstanding unearned performance share awards	138,440	655,696

Total shares currently available for grant under the Incentive Plan	6,199,411	222,602

Total shares of common stock outstanding	89,742,900	90,530,617

On the Record Date, the market price at closing of our common stock, the class of stock underlying all awards subject to the Incentive Plan, was $5.29 per share as reported on Nasdaq.

Promotion of Good Corporate Governance Practices

The A&R Incentive Plan generally provides for the following (subject to exceptions as specified in and qualified in its entirety by the A&R Incentive Plan document in Appendix B):

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incentive stock options may not have a term in excess of ten years, may not be repriced without stockholder approval, and may not be granted at a discount to the fair market value of our common stock on the grant date;

•	annual limit on equity and cash compensation that may be awarded to non-employee directors;

•	one-year minimum vesting period for all equity-based awards, subject to certain limited exceptions;

•	in no event will dividends or dividend equivalents be paid with respect to unvested awards;

•	no liberal “share recycling”;

•	awards are subject to any recovery, recoupment, or similar “clawback” policy maintained by our Company; and

•	no “evergreen” provision (stockholder approval is required to increase additional shares).

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Summary of the A&R Incentive Plan

The following summary of the material terms of the A&R Incentive Plan is qualified in its entirety by reference to the complete text of the A&R Incentive Plan, which is set forth in Appendix B to this proxy statement. Stockholders are encouraged to read the text of the A&R Incentive Plan in its entirety.

Purpose. The purpose of the A&R Incentive Plan is to attract and retain employees, non-employee directors, consultants and advisers to the Company, to provide an incentive for them to assist us in achieving our long-range performance goals, and to enable them to participate in our long-term growth.

Effective Date. The A&R Incentive Plan will become effective on the date of our Annual Meeting of Stockholders, if it is approved by our stockholders.

Term. The term of the A&R Incentive Plan expires on June 29, 2033, which is the tenth anniversary of its initial effective date.

Share Reserve. Subject to adjustments for changes in capitalization, the maximum number of shares of our common stock that will be available for issuance under the A&R Incentive Plan will be 17,500,000. For purposes of determining the aggregate number of shares of Fortrea common stock subject to the A&R Incentive Plan, the following share counting rules apply:

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Shares subject to an award of options, SARs or an award other than options or SARs will be counted against the maximum number of shares of Fortrea common stock available for issuance under the A&R Incentive Plan as one share for every one share of Fortrea common stock subject to such an award. Shares subject to an award of SARs will be counted regardless of the number of shares of Fortrea common stock actually issued to settle such SARs upon the exercise of those rights.

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Shares subject to an award granted under the A&R Incentive Plan will again become available for issuance under the plan in the same amount as such shares were counted against the share limit if the award terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares (except as set forth below). However, shares that (i) are tendered, withheld or, while subject to an equity-based award granted under the A&R Incentive Plan, surrendered in connection with the payment of the option price or other purchase price of shares of stock, (ii) are tendered or withheld in connection with the Company’s tax-withholding obligations, (iii) were not issued upon the net settlement or net exercise of a stock-settled SAR granted under the A&R Incentive Plan, or (iv) are purchased by the Company with proceeds from option exercises shall be counted as shares that were issued under the A&R Incentive Plan. Such shares shall not again become available for equity-based awards or increase the number of shares available for grant under the A&R Incentive Plan.

Shares of Fortrea common stock to be issued under the A&R Incentive Plan may be authorized and unissued shares, treasury shares, or any combination of the foregoing, as may be determined from time to time by the Board or by the MDCC.

Director Compensation Limits. The aggregate maximum value of compensation granted to any non-employee director of Fortrea for such service in any one calendar year may not exceed $600,000 in total value; provided, that the Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances as the Board may determine in its sole discretion, as long as (i) the aggregate limit does not exceed $750,000 in total value during a fiscal year and (ii) the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.

Administration. The A&R Incentive Plan generally will be administered by a committee. The Board also may appoint one or more committees of the Board to administer the A&R Incentive Plan and grant and determine all terms of awards to grantees who are not Fortrea officers or Fortrea directors. Except where the authority to act on such matters is specifically reserved to the Board under the A&R Incentive Plan or applicable law, the MDCC (or such other committee appointed by the Board) will have full power and authority to interpret and construe all provisions of the A&R Incentive Plan, any award or any award agreement, and to make all related determinations, including the power and authority to (i) designate grantees of awards; (ii) determine the type or types of awards to be made to a grantee; (iii) determine the number of shares of Fortrea common stock subject to an award; (iv) establish the terms and conditions of each award; (v) prescribe the form of each award agreement; (vi) subject to limitations in the A&R Incentive Plan, amend, modify or supplement the terms of any outstanding award; (vii) accelerate the vesting of awards and (viii) make Substitute Awards and/or Adjusted Awards (as defined below).

Eligibility. Executives, other employees, non-employee directors, consultants, or advisers to Fortrea or any of its affiliates will be eligible to be granted awards under the A&R Incentive Plan. In addition, other individuals whose participation in the A&R Incentive Plan is determined to be in the best interests of Fortrea may also be granted awards; provided that such grantee satisfies the Form S-8 definition of “employee.”

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Award Types. The A&R Incentive Plan will permit the grant of stock options, SARs, restricted stock RSUs, deferred stock units (“DSUs”), performance share awards or other performance-based awards, dividend equivalent rights, other equity-based awards (including unrestricted stock) and cash awards.

Substitute Awards and Adjusted Awards. The MDCC may make an award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of Fortrea, an affiliate, or a business entity acquired or to be acquired by Fortrea or an affiliate or with which Fortrea or an affiliate has combined or will combine (a “Substitute Award”). The MDCC may also grant an award in substitution for or adjustment of an award that was granted under an equity incentive plan of Labcorp (as described in the A&R Incentive Plan, and such award, an “Adjusted Award”).

Stock Options. The MDCC may grant options to purchase Fortrea common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”) or non-qualified stock options (“NSOs”), which are options that do not qualify as ISOs. All stock options granted under the A&R Incentive Plan are NSOs unless the applicable award agreement expressly states that the stock option is intended to be an ISO. Each option will become vested and exercisable at such times and under such conditions as the MDCC may determine. Unless otherwise set forth in the applicable award agreement, each option will terminate on the day before the tenth anniversary of the option grant date. Except in the case of Substitute Awards or Adjusted Awards, the exercise price per share of Fortrea common stock for each option may not be less than 100%, or 110% in the case of ISOs granted to a Ten Percent Stockholder (as defined in the A&R Incentive Plan), of the fair market value of a share of Fortrea common stock on the option grant date. The exercise price of a stock option may be paid by such methods as determined by the MDCC, including by cash, cash equivalents, shares of Fortrea common stock and net issuance.

Stock Appreciation Rights. The MDCC may grant SARs in conjunction with all or a part of any other award granted under the A&R Incentive Plan, or without regard to any other award. The MDCC will determine the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which shares will be delivered or deemed delivered to grantees and any other terms or conditions of any SAR. Unless otherwise set forth in the applicable award agreement, each SAR will terminate on the day before the tenth anniversary of its grant date. Upon exercise of a SAR, the holder will be entitled to receive the excess of the fair market value of one share of Fortrea common stock on the exercise date over the exercise price of the SAR, as determined by the MDCC. The exercise price of a SAR, except in the case of a Substitute Award or Adjusted Award, may not be less than the fair market value of a share of Fortrea common stock on the grant date.

Restricted Stock and Restricted Stock Units. The MDCC may award restricted stock and RSUs. A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends, except to the extent limited by the MDCC. Grantees of RSUs will have no voting or dividend rights or other rights associated with stock ownership, although the MDCC may award dividend equivalent rights on such units. The terms and conditions of restricted stock and RSUs are determined by the MDCC. In addition, the MDCC is required to subject dividends and dividend equivalent rights paid on time-vested awards of restricted stock or RSUs to such forfeiture and repayment obligations if the underlying awards are forfeited before they vest. Grantees will not vest in dividends or dividend equivalent rights paid on performance-based awards of restricted stock or RSUs, as applicable, and will be required to forfeit and repay to the Company such dividends or dividend equivalent rights if the performance goals are not achieved. Under the A&R Incentive Plan, a DSU is an RSU, the terms of which provide for delivery of the underlying shares of stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

Dividend Equivalent Rights. The MDCC may grant rights to dividend equivalents to a grantee in connection with an award, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an award of stock options or SARs. The terms and conditions of awards of dividend equivalent rights will be specified in the applicable award agreement. A dividend equivalent granted as a component of another award may contain terms and conditions that are different from the terms and conditions of such other award, provided that such dividend equivalents are subject to the same vesting or other restrictions (including performance-based vesting or restrictions) and risk of forfeiture as the underlying award and is not paid or settled unless and until the award has vested and any other restrictions applicable to the underlying awards have lapsed (or any performance goals have been achieved).

Performance Share Awards. The MDCC may award performance share awards and other performance-based awards in such amounts and upon such terms and conditions as the MDCC may determine. Each grant of a performance-based award will have an initial value or target number of shares of Fortrea common stock that is established by the MDCC at the time of grant. The MDCC may set performance goals in its discretion which, depending on the extent to which they are met, will determine the

FORTREA • 2025 Proxy Statement 53

value and number of performance share awards or other performance-based awards that will be paid out to a grantee. The performance goals generally will be based on one or more performance measures. Performance-based awards may be payable in cash, shares of Fortrea common stock or a combination thereof, as determined by the MDCC.

Other Equity-Based Awards. The MDCC may grant other types of equity-based or equity-related awards, including the grant or offer for sale of shares of unrestricted stock, in such amounts and subject to such terms and conditions as the MDCC may determine. Any other equity-based awards granted by the MDCC may be subject to performance goals established by the MDCC based on one or more performance measures.

No Repricing. Except in connection with a corporate transaction involving Fortrea (including, without limitation, any stock dividend, distribution, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spinoff, combination, repurchase or exchange of shares of stock or other securities or similar transaction), Fortrea may not, without obtaining stockholder approval, (1) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs, (2) cancel outstanding options or SARs in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs or (3) cancel outstanding options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

Transferability of Awards. Options and SARs under the A&R Incentive Plan may not be transferred or assigned. Each option and SAR will be exercisable only by the grantee (or, in the event of such grantee’s legal incapacity or incompetency, such grantee’s guardian or legal representative) during his or her lifetime. However, if permitted by the applicable award agreement or the MDCC, a grantee may transfer, not for value, all or part of an option (which is not an ISO) or a SAR to any Family Member (as defined in the A&R Incentive Plan).

Change in Control. Unless otherwise determined by the MDCC, if Fortrea is the surviving entity in any reorganization, merger or consolidation of Fortrea that does not constitute a Change in Control (as defined in the A&R Incentive Plan), any outstanding award will pertain to the securities to which a holder of the number of shares of stock subject to such award would have been entitled immediately after the transaction, with a corresponding proportionate adjustment to the per share option price and per share SAR price.

Except as otherwise provided, upon the occurrence of a Change in Control in which outstanding awards are not assumed or continued, the following provisions will apply. Except with respect to performance-based awards, all outstanding awards of restricted stock, RSUs and dividend equivalent rights will be deemed to have vested, and the shares of Fortrea common stock subject to such awards will be delivered immediately before the Change in Control, and either or both of the following two actions will be taken:

•

At least 15 days before the scheduled completion of the Change in Control, all outstanding options and SARs will become immediately exercisable and will remain exercisable for a period of 15 days (subject to consummation of the Change in Control); and/or

•

The MDCC may elect to cancel any outstanding awards of options, SARs, restricted stock, RSUs, DSUs, and/or dividend equivalent rights and require payment or delivery to the holders of such awards an amount in cash or securities in an amount having a value (as determined by the MDCC acting in good faith), in the case of restricted stock, RSUs, DSUs, and dividend equivalent rights (for shares of stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of stock pursuant to such Change in Control and, in the case of stock options or SARs, equal to the product of the number of shares of stock subject to such stock options or SARs multiplied by the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of stock pursuant to such transaction exceeds (2) the option price or SAR price applicable to such stock options or SARs.

For performance-based awards denominated in stock or cash, (1) if less than half of the performance period has lapsed, the awards will be treated as though target performance has been achieved, (2) if at least half of the performance period has lapsed, actual performance to date will be determined as of a date reasonably proximal to the date of consummation of the Change in Control, and that level of performance will be treated as achieved immediately prior to the Change in Control and (3) if actual performance is not determinable, the awards will be treated as though target performance has been achieved. Other equity-based awards will be governed by the terms of the applicable award agreement.

Except as otherwise provided, upon the occurrence of a Change in Control in which outstanding awards are being assumed or continued, the A&R Incentive Plan and such awards will continue in the manner and under the terms specified in any writing providing for assumption or continuation of such awards, which may specify the substitution for such awards of new common

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stock options, SARs, restricted stock, RSUs, DSUs, dividend equivalent rights or other equity-based awards relating to the stock of a successor entity, a parent or subsidiary thereof. In the event of such a substitution, appropriate adjustments will be made to the number of shares subject to the original awards and to option and SAR exercise prices. Except as otherwise provided, if the holder’s employment is terminated without cause within one year following the Change in Control (or such longer or shorter period as determined by the MDCC), the award will fully vest and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the MDCC shall determine.

Non-US Awards. To the extent the MDCC determines that the material terms set by the MDCC imposed by the A&R Incentive Plan preclude the achievement of the material purposes of the plan in jurisdictions outside the United States, the MDCC shall have the authority and discretion to modify those terms and provide for such additional terms and conditions as the MDCC determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy, or custom or to facilitate administration of the A&R Incentive Plan. The MDCC may adopt or approve sub-plans, appendices, or supplements to, or amendments, restatements, or alternative versions of the A&R Incentive Plan as in effect for any other purposes; provided, however, that they do not include any provisions that are inconsistent with the terms of the A&R Incentive Plan as in effect, unless the A&R Incentive Plan could have been amended to eliminate such inconsistency without further approval by Fortrea’s stockholders.

Adjustments. The MDCC will adjust the terms of outstanding awards under the A&R Incentive Plan to preserve the interests of the holders in such awards if the number of outstanding shares of Fortrea common stock is increased, decreased or changed into or exchanged for a different number of shares of kind of capital stock or other securities of Fortrea on account of any merger, reorganization, recapitalization, reclassification, stock split, reverse stock split, spinoff, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Fortrea common stock effected without receipt of consideration by Fortrea or, in each case, any other transaction or event having an effect similar to the foregoing. In the event of any distribution to Fortrea’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend, declared and paid by Fortrea) without receipt of consideration by Fortrea, the MDCC will make appropriate adjustments to (1) the share limits set forth in the A&R Incentive Plan, (2) the number and kind of shares of stock subject to outstanding awards, (3) the aggregate and per share option price of outstanding options and the aggregate and per share SAR price of outstanding SARs and/or (4) other award terms. Any adjustment to the maximum aggregate number of shares of Fortrea common stock actually issued or transferred by Fortrea upon the exercise of ISOs may be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the MDCC may provide in substitution for any or all outstanding awards under the A&R Incentive Plan such alternative consideration as it, in good faith, may determine to be equitable and shall require in connection therewith the surrender of all awards so replaced. For each option or SAR with an option price or SAR price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the MDCC may in its discretion elect to cancel such option or SAR without any payment to the holder of such option or SAR.

Amendment and Termination. The Board may amend, suspend or terminate the A&R Incentive Plan at any time. Any amendment to the A&R Incentive Plan, however, will be subject to receipt of the stockholder approval if required by any law, regulation or rule of any stock exchange on which Fortrea common stock is listed, or to the extent determined by the Board. Fortrea stockholder approval will be required for any proposed amendment to provisions that prohibit the repricing of outstanding stock options or SARs or that generally require the option price of any stock option to be at least equal to the fair market value of our common stock on the option grant date. Without the consent of the affected grantee of an outstanding award, no amendment, suspension or termination of the A&R Incentive Plan may materially impair the rights or obligations under that award. Unless earlier terminated, the A&R Incentive Plan will remain available for the grant of awards until the day before the 10th anniversary of its effective date.

Clawback and Forfeiture. Any award granted pursuant to the A&R Incentive Plan will be subject to mandatory forfeiture and/or repayment by the grantee to Fortrea (i) to the extent set forth in the A&R Incentive Plan or an award agreement, (ii) to the extent the grantee is, or in the future becomes, subject to (A) any Fortrea or affiliate “clawback” or recoupment policy, including those that are adopted to comply with the requirements of any applicable laws, or (B) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, or (C) upon such terms and conditions as may be required by the Board or the MDCC or under Section 10D of the Exchange Act and/or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of stock may be traded.

FORTREA • 2025 Proxy Statement 55

United States Federal Income Tax Consequences

The following discussion of the United States federal income tax consequences of the issuance of awards granted under the A&R Incentive Plan is based upon the provisions of the Internal Revenue Code of 1986 (the “Code”), current regulations adopted and proposed thereunder, and existing administrative rulings and pronouncements of the Internal Revenue Service (the “IRS”). It is not intended to be a complete discussion of all of the United States federal income tax consequences of the A&R Incentive Plan or of all of the requirements that must be met in order to qualify for the described tax treatment. The A&R Incentive Plan provides Fortrea with broad discretion to grant many different types of awards. The discussion below illustrates the United States federal income tax consequences of only some of the types of awards Fortrea is permitted to make under the A&R Incentive Plan. Depending on the type of award granted under the A&R Incentive Plan, the United States federal income tax consequences to Fortrea and recipients of awards could materially differ from the discussion below. In addition, because the tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances and the type of award granted, each recipient should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to each recipient. No information is provided in the discussion below about municipal, state, or foreign tax laws.

Incentive Stock Options

An option holder will not recognize taxable income upon either the grant or the exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax.

An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an ISO. Any gain recognized upon a disposition that is not a “disqualifying disposition” will be taxable as long-term capital gain. The measure of gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally equals the exercise price). A “disqualifying disposition” means any disposition of shares acquired on the exercise of an ISO within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an ISO to pay the option price under another stock option is treated as a disposition for this purpose. If an option holder disposes of stock acquired pursuant to the exercise of an ISO in a disqualifying disposition, the option holder will recognize both ordinary income and capital gain in the year of disposition.

Fortrea will not be entitled to any deduction with respect to the grant or exercise of an ISO provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, Fortrea will generally be entitled to a deduction for United States federal income tax purposes in the year such disqualifying disposition is made, in an amount equal to the taxable ordinary income recognized by the holder, provided Fortrea reports the income on a Form W-2 or 1099 (whichever is applicable) that is timely provided to the option holder and filed with the IRS.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. Fortrea does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NSO as described below.

Nonqualified Stock Options

An option holder will not recognize any taxable income upon the grant of an NSO under the A&R Incentive Plan. Generally, an option holder recognizes ordinary taxable income at the time an NSO is exercised in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price.

Fortrea will generally be entitled to a deduction for United States federal income tax purposes in an amount equal to the ordinary taxable income recognized by the option holder, provided Fortrea reports the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

When an option holder subsequently disposes of the shares of common stock received upon exercise of an NSO, he or she will recognize long-term capital gain or loss (if the shares are held for at least one year following exercise), in an amount equal to the difference between (i) the sale price and (ii) the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the NSO. Fortrea does not receive a deduction for any gain.

56 2025 Proxy Statement • FORTREA

An option holder who pays the exercise price for an NSO, in whole or in part, by delivering shares of common stock already owned by him or her will recognize no gain or loss for United States federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.

Restricted Stock and RSUs

The recipient of restricted stock or RSUs will generally not recognize income at the time of the grant (unless, for restricted stock awards, the recipient makes a timely election under Section 83(b) of the Code). When the award vests or is paid, recipients will recognize ordinary income in an amount equal to the fair market value of the stock or units at such time. However, no later than 30 days after a recipient receives an award of restricted stock, the recipient may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. However, if property for which a Section 83(b) election is in effect is forfeited while substantially non-vested (e.g., upon the participant’s termination prior to vesting), the recipient may not claim a deduction with respect to the income recognized as a result of the election. A recipient will recognize taxable income at the time any dividends paid with respect to unvested shares of restricted stock are received.

For restricted stock and RSUs, Fortrea will generally be entitled to a compensation deduction for United States federal income tax purposes in an amount equal to, and at the same time as, the ordinary income recognized by recipients. Fortrea will report the income on a Form W-2 or 1099, whichever is applicable, and will recognize a deduction in such amount.

Performance and Incentive Awards

The award of a performance or incentive award will have no United States federal income tax consequences for Fortrea or for the recipient. The payment of the award is taxable to a recipient as ordinary income.

New Plan Benefits

Our directors and executive officers have a financial interest in this proposal because, if adopted, the A&R Incentive Plan would increase the number of shares available for issuance to non-executive directors, executive officers and other employees under the Incentive Plan, and the non-executive directors and executive officers are eligible participants thereunder.

The benefits that will be awarded or paid in the future under the A&R Incentive Plan are not currently determinable. Such awards are within the discretion of the MDCC, and the MDCC has not determined future awards or who might receive them. The value of any future awards will depend on a number of factors, including the fair market value of our common stock on future dates.

For information relating to grants under the Incentive Plan for the last year to our named executive officers, see Grants of Plan-Based Awards on page 40.

Vote Required

The proposal to approve, requires an affirmative vote of the holders of a majority in voting power of the shares present or represented by proxy and entitled to vote on the proposal.

FORTREA • 2025 Proxy Statement 57

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2024, regarding Fortrea’s equity compensation plans.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders	4,184,070	$26.52	6,199,411

Equity compensation plans not approved by security holders	—	—	—

Total	4,184,070	$26.52	6,199,411

(1)	Represents the weighted-average exercise price of the outstanding stock options and does not include RSUs or PSAs.

58 2025 Proxy Statement • FORTREA

Director Compensation

Prior to the Spin, Labcorp engaged FW Cook to assist with developing a non-employee director compensation program for us. In establishing such program pre-Spin, Labcorp and FW Cook analyzed the director compensation programs for Fortrea’s industry peer group and companies in the general industry. As a result of such review, our director compensation program was approved for us, pursuant to which each director will receive compensation in the form of an annual cash retainer and an equity award. In recognition for the additional duties: (i) the Lead Independent Director would receive an additional cash retainer of $40,000, (ii) the chair of the Audit Committee would receive an additional cash retainer of $25,000, (iii) and the chair of each of the Nominating, Corporate Governance and Compliance Committee, and the MDCC would receive an additional cash retainer of $20,000.

In 2024, the MDCC reviewed the non-employee director compensation program and did not recommend to our Board any changes to the director compensation program. Accordingly, the non-employee members of our Board received a cash retainer of $90,000 and an equity award in the form of RSUs, with a grant-date fair value of $210,000 (which will be subject to, among other terms and conditions, a one year vesting requirement). In addition, the Lead Independent Director and committee chairs received the cash retainers described above.

2024 Director Compensation Table

The following table sets forth summary compensation information for our directors for the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock units ($)(6)(7)	Total ($)

Peter Neupert	$110,000	$210,000	$320,000

Edward Pesicka	$90,000	$210,000	$300,000

Dr. Amrit Ray	$90,000	$210,000	$300,000

Erin L. Russell(1)	$0	$0	$0

Machelle Sanders(2)	$67,500	$210,000	$277,500

David Smith	$115,000	$210,000	$325,000

R. Andrew Eckert(3)	$150,000	$210,000	$360,000

Betty Larson(4)	$22,500	$0	$22,500

Thomas Pike(5)	$0	$0	$0

(1)	As Ms. Russell was appointed to the Board effective March 7, 2025, she did not receive any compensation as a director for 2025.

(2)	Ms. Sanders was appointed to the Board on May 14, 2024 and received a prorated annual cash retainer.

(3)	Mr. Eckert served on the Board as Lead Independent Director and Chair of the MDCC for all of 2024.

(4)	Ms. Larson served on the Board for a part of 2024 and received a prorated annual cash retainer.

(5)

Mr. Pike does not receive cash or equity compensation for his service as a member of the Board of Directors. See “Executive Compensation” for discussion of Mr. Pike’s compensation as Chief Executive Officer.

(6)

All RSUs granted to any directors have been valued based on the fair value of the RSUs using the market value as of the data of grant. A discussion of the assumptions used in calculating these values can be found in Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(7)	The aggregate number of RSUs outstanding for each director appears in “Security Ownership of Certain Beneficial Owners and Management.”

FORTREA • 2025 Proxy Statement 59

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 17, 2025, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person or an entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 90,540,317 shares of Common Stock outstanding and entitled to vote as of April 17, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 17, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 8 Moore Drive, Durham, North Carolina 27709. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage

5% or Greater Stockholders

BlackRock, Inc.(1)	11,495,947	12.70%

The Vanguard Group(2)	9,945,449	10.98%

FMR LLC(3)	9,296,766	10.27%

Sessa Capital (Master), L.P.(4)	6,375,000	7.04%

BlackRock Portfolio Management LLC(5)	6,126,333	6.77%

Beck, Mack & Oliver LLC(6)	5,878,601	6.49%

Starboard Value LP(7)	4,864,000	5.37%

Named Executive Officers

Thomas Pike(8)	159,868	*

Jill McConnell(9)	51,474	*

Mark Morais(10)	49,679	*

Non-Employee Directors

Peter Neupert(11)	35,632	*

Edward Pesicka(12)	13,636	*

Dr. Amrit Ray(13)	13,636	*

Erin L. Russell(14)	0	*

Machelle Sanders(15)	7,282	*

David Smith(16)	11,729	*

All executive officers and directors as a group (9 persons)(17)	342,936	*

*	Less than one percent.

60 2025 Proxy Statement • FORTREA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Based solely on information contained in an amended Schedule 13G filed with the SEC on February 7, 2025 by BlackRock, Inc. reporting sole voting power of 11,295,081 shares, shared voting power of 0 shares, sole dispositive power of 11,495,947 shares and shared dispositive power of 0 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)

Based solely on information contained in a Schedule 13G amendment filed with the SEC on February 13, 2024 by The Vanguard Group reporting sole voting power of 0 shares, shared voting power of 30,584 shares, sole dispositive power of 9,823,174 shares and shared dispositive power of 122,275 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

Based solely on information contained in a Schedule 13G amendment filed with the SEC on February 7, 2025 by FMR LLC reporting sole voting power of 9,280,330 shares, shared voting power of 0 shares, sole dispositive power of 9,296,766 shares and shared dispositive power of 0 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2024 by Sessa Capital (Master), L.P. reporting sole voting power of 0 shares, shared voting power of 6,375,000 shares, sole dispositive power of 0 shares and shared dispositive power of 6,375,000 shares. The address for Sessa Capital (Master), L.P. is 888 Seventh Avenue, 30th Floor, New York, New York 10019.

(5)

Based solely on information contained in an amended Schedule 13G filed with the SEC on April 15, 2025 by BlackRock Portfolio Management LLC reporting sole voting power of 6,023,868 shares, shared voting power of 0 shares, sole dispositive power of 6,126,333 shares and shared dispositive power of 0 shares. The address for BlackRock Portfolio Management LLC is 50 Hudson Yards, New York, New York 10001.

(6)

Based solely on information contained in a Schedule 13G filed with the SEC on November 14, 2024 by Beck, Mack & Oliver LLC reporting sole voting power of 5,878,601 shares, shared voting power of 0 shares, sole dispositive power of 0 shares and shared dispositive power of 5,878,601 shares. The address for Starboard Value LP is 565 Fifth Avenue New York, NY 10017.

(7)

Based solely on information contained in a Schedule 13D amendment filed with the SEC on February 24, 2025 by Starboard Value LP reporting sole voting power of 4,864,000 shares, shared voting power of 0 shares, sole dispositive power of 4,864,000 shares and shared dispositive power of 0 shares. The address for Starboard Value LP is 777 Third Avenue, 18th Floor, New York, New York 10017.

(8)	Does not include 359,342 unvested RSUs that do not have voting rights and will not vest within 60 days of April 17, 2025.

(9)	Includes 11,007 RSUs that are scheduled to vest within 60 days of April 17, 2025. Does not include 123,107 RSUs that are scheduled to vest after 60 days of April 17, 2025.

(10)	Includes 11,007 RSUs that are scheduled to vest within 60 days of April 17, 2025. Does not include 122,287 RSUs that are scheduled to vest after 60 days of April 17, 2025.

(11)	Includes 7,282 RSUs that are scheduled to vest within 60 days of April 17, 2025.

(12)	Includes 7,282 RSUs that are scheduled to vest within 60 days of April 17, 2025.

(13)	Includes 7,282 RSUs that are scheduled to vest within 60 days of April 17, 2025.

(14)	Does not include 23,946 RSUs that are scheduled to vest after 60 days of April 17, 2025.

(15)	Includes 7,282 RSUs that are scheduled to vest within 60 days of April 17, 2025.

(16)	Includes 7,282 RSUs that are scheduled to vest within 60 days of April 17, 2025.

(17)	Includes 58,424 RSUs that are scheduled to vest within 60 days of April 17, 2025. Does not include 628,682 RSUs that are scheduled to vest after 60 days of April 17, 2025.

FORTREA • 2025 Proxy Statement 61

Certain Relationships

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written related person transactions policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest, which may include, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

Under the policy, management is required to present to the Audit Committee each proposed related party transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairman of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting. Any related party transaction must be approved or ratified by the Audit Committee in order to be consummated or continue, as applicable. Management is responsible for updating the Audit Committee as to any material changes to any approved or ratified related party transaction and for providing a status report at least annually of all current related party transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related party transaction for which he or she is a related party.

Agreements with Labcorp

In order to govern the ongoing relationships between us and Labcorp after the Spin and to facilitate an orderly transition, we and Labcorp entered into the Separation and Distribution Agreement as well as other agreements, including a Transition Services Agreement, a Tax Matters Agreement and an Employee Matters Agreement, which are described on the Company Form 8-K filed with the SEC on July 3, 2023, and forms of which are filed with the SEC as exhibits to the Annual Report on Form 10-K and its prior filings.

No Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2024.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2024, Amrit Ray, Edward Pesicka, Machelle Sanders, David Smith, Betty Larson (prior to her resignation from the Board in May 2024), and Andrew Eckert (prior to his resignation from the Board in February 2025) served as members of the MDCC. No current or former member of the MDCC is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the MDCC during the fiscal year ended December 31, 2024.

62 2025 Proxy Statement • FORTREA

CERTAIN RELATIONSHIPS

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 8 Moore Drive, Durham, North Carolina 27709 in writing not later than December 29, 2025.

Stockholders intending to present a proposal at the 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than the close of business on February 10, 2026, and no later than the close of business on March 12, 2026.

The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 30 days after June 10, 2025. then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the 90th day prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. In addition, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies for the 2026 Annual Meeting in support of director nominees other than Fortrea’s nominees must provide notice to Fortrea that sets forth the information required by Exchange Act Rule 14a-19 not later than April 13, 2026.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

We have also retained Laurel Hill Advisory Group (“Laural Hill”), a proxy solicitation firm, to assist in the distribution of proxy materials and the solicitation of proxies. We have agreed to pay Laural Hill a fee of approximately $10,000, plus reasonable out-of-pocket expenses. You may contact Laural Hill at (888) 742-1305.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

FORTREA • 2025 Proxy Statement 63

Fortrea’s Annual Report on Form 10-K

A copy of Fortrea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 17, 2025 without charge upon written request addressed to:

Fortrea Holdings Inc.

Attention: Corporate Secretary

8 Moore Drive

Durham, North Carolina 27709

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2024 at www.fortrea.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Stillman Hanson,

General Counsel and Corporate Secretary

Durham, North Carolina

April 28, 2025

64 2025 Proxy Statement • FORTREA

APPENDIX A

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION USED IN

COMPENSATION PERFORMANCE METRICS

Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Executive Compensation section of the Proxy Statement, including the “Compensation Discussion and Analysis” and “Pay Versus Performance” subsections, contains references to certain financial measures that are not presented in accordance with GAAP, including Adjusted EBITDA. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net income (loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, you should be aware that, in the future, we may incur expenses that are the same as or similar to some of the adjustments in our presentation of our non-GAAP financial measures. There can be no assurance that we will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

We consider Adjusted EBITDA in assessing the performance of our business and comparing our operating performance across reporting periods on a consistent basis by excluding items from the calculation of net income that management does not believe are indicative of our ongoing operating performance. We also use Adjusted EBITDA as a compensation performance measure.

In calculating EBITDA, the Company excludes from the calculation of net income, among other things, all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company.

In calculating Adjusted EBITDA, the Company excludes from the calculation of EBITDA, among other things, all of the stock-based compensation expense, as determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Therefore, we believe it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business. Similarly, we exclude other expenses that we believe are not representative of the day-to-day operating performance of our business, such as disposition-related expenses, restructuring and related expenses, the amount of one-time Spin-related costs, incremental costs relating to implementation of transition services agreements, and certain costs relating to a customer matter.

FORTREA • 2025 Proxy Statement 65

The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA:

RECONCILIATION OF NON-GAAP MEASURES

FORTREA HOLDINGS, INC.

NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(in millions)

(Unaudited)

	Twelve Months Ended December 31,

($ in millions)	2024	2023

Adjusted EBITDA from continuing operations:

Net income (loss) from continuing operations	$(271.5)	$(31.7)

Income tax (benefit) expense	(3.5)	1.2

Interest expense, net	123.8	69.7

Foreign exchange (gain) loss	10.6	(0.3)

Depreciation and amortization (a)	85.3	89.3

Restructuring and other charges (b)	51.2	23.8

Stock based compensation	57.2	40.4

Disposition-related costs (c)	13.4	—

One-time spin related costs (d)	130.0	31.3

Customer matter (e)	6.0	8.7

Enabling Services Segment costs (f)	7.3	19.2

Other (g)	(7.3)	(5.8)

Adjusted EBITDA from continuing operations	$202.5	$245.8

(a) Includes amortization of intangible assets acquired as part of business acquisitions.

(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and facilities, and restructure certain operations. Approximately $21.3 million was recorded in the fourth quarter related to a restructuring plan to reduce overcapacity, which we expect to complete by the end of 2025.

(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.

(d) Represents one-time or incremental costs required to implement capabilities to exit the Transition Services Agreement with former parent.

(e) As part of working with a customer, the Company has agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution.

(f) These adjustments remove the impact of certain Enabling Services costs not included in discontinued operations. The Enabling Services Segment was sold in the second quarter of 2024.

(g) Includes the recognition of contingent consideration on a sale of a facility, income related to services provided under Transition Services Agreements, settlements related to litigation initiated prior to the Spin, Founders share awards, and the yield expense incurred on amounts received under the Company’s Receivables Securitization Program.

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APPENDIX B

FORTREA HOLDINGS INC.

2023 OMNIBUS INCENTIVE PLAN

(as amended and restated)

1.	PURPOSE

The Plan is intended to provide a means of recruiting, rewarding, and retaining key personnel and to provide to such persons incentives and rewards for service, performance and/or contributions to the Company. In addition, this Plan permits the granting of awards in substitution for or adjustment of awards relating to the common stock of Labcorp immediately prior to the spin-off of the Company from Labcorp (the “Spinoff”), in accordance with the terms of the Employee Matters Agreement into which Labcorp and the Company intend to enter in connection with the Spinoff (the “Employee Matters Agreement”). To this end, the Plan permits the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:

2.1.   “Adjusted Award” means an award that is granted under this Plan in accordance with the terms of the Employee Matters Agreement in substitution for or adjustment of an award that was granted under a Labcorp Plan. Notwithstanding anything in this Plan to the contrary, the Adjusted Awards will reflect substantially the original terms of the awards being so adjusted or substituted, and they need not comply with other specific terms of this Plan.

2.2.   “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a Controlling Interest in such entity.

2.3.   “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.4.   “Award” shall mean a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.5.   “Award Agreement” shall mean the agreement, certificate, resolution or other type or form of writing or other evidence as determined by the Committee, that evidences and sets forth the terms and conditions of an Award. Solely as determined by the Committee in its discretion, an Award Agreement may be in electronic medium, may be limited to notation on the books and records of the Company, and/or need not be signed by a representative of the Company or the Grantee. In addition, in the sole discretion of the Committee, with respect to Adjusted Awards, the term also includes any memorandum or summary of terms that may be specified by the Committee, together with any evidence of an award under any Labcorp Plan that may be referred to therein.

FORTREA • 2025 Proxy Statement 67

2.6.   “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.7.   “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.

2.8.   “Board” shall mean the Board of Directors of the Company.

2.9.   “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement, shall mean, with respect to any Grantee and as determined by the Committee, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

2.10.  “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all shares of Stock.

2.11.  “Change in Control” shall mean, subject to Section 18.11, and unless otherwise set forth in an applicable Award Agreement, the occurrence of any of the following:

(a)   Any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any Person (other than any employee benefit plan (or related trust) of the Company) owning thirty percent (30%) or more of the combined voting power of all classes of Voting Stock; excluding, however, the following: (i) any acquisition directly from the Company, other than as a result of the exercise of a conversion privilege, (ii) any repurchase by the Company, (iii) any acquisition by any employee benefit plan(or related trust) of the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction described in Section 2.11(c)(i), (ii) or (iii);

(b)   Individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any Person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the Incumbent Board, shall be for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board; and provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of any agreement intended to avoid or settle any election or proxy contest;

(c)   The Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company (regardless of whether the Company is the surviving Person), other than any such transaction in which (i) all or substantially all of the Prior Stockholders own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such reorganization, merger, or consolidation transaction immediately after such transaction, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation) will beneficially own, directly or indirectly, thirty percent (30%) or more of the combined voting power of the Voting Stock of the surviving Person in such reorganization, merger or consolidation, except to the extent such ownership derives from ownership that existed prior to such reorganization, merger or consolidation, and (iii) individuals who were members of the Board immediately prior to such reorganization, consolidation or merger will constitute at least a majority of the members of the board of directors of the surviving Person resulting from such reorganization, merger or consolidation;

(d)   Stockholder approval of the dissolution or liquidation of the Company; or

(e)   Sale of substantially all of the assets of the Company to another Person.

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The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

2.12.  “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code section.

2.13.  “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.14.  “Company” shall mean Fortrea Holdings Inc., a Delaware corporation, and any successor thereto.

2.15.  “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.16.  “Deferred Stock Unit” shall mean a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

2.17.  “Disability” shall mean, except as otherwise provided in an applicable Award Agreement, the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.18.  “Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).

2.19.  “Distribution Date” shall mean the effective date of the distribution, in connection with the Spinoff, of Stock to the holders of common stock of Labcorp.

2.20.  “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Article 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to the number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.

2.21.  “Effective Date” shall mean the Distribution Date.

2.22.  “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.23.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

FORTREA • 2025 Proxy Statement 69

2.24.  “Fair Market Value” shall mean the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:

(a)   If on such date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b)   If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.24 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value shall be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 14.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

2.25.  “Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.26.  “Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Article 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.27.  “Grantee” shall mean a Person who receives or holds an Award under the Plan.

2.28.  “Incentive Stock Option” shall mean an “incentive stock option” within the meaning of Code Section 422.

2.29.  “Labcorp” shall mean Laboratory Corporation of America Holdings, a Delaware corporation.

2.30.  “Labcorp Plan” shall mean the Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan, the Laboratory Corporation of America Holdings 2012 Omnibus Incentive Plan, and the Laboratory Corporation of America Holdings 2008 Stock Incentive Plan, in each case as amended or amended and restated from time to time.

2.31.  “Non-qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.32.  “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.

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2.33.  “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.

2.34.  “Option” shall mean an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Article 8.

2.35.  “Option Price” shall mean the per share exercise price for shares of Stock subject to an Option.

2.36.  “Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G and/or Code Section 4999.

2.37.  “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, or a Performance Share.

2.38.  “Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2).2.39

2.39.  “Performance-Based Award” shall mean an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Other Equity-Based Awards, or cash made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period specified by the Committee.

2.40.  “Performance Measures” shall mean measures as specified in Section 13.7 on which the performance goal or goals under Performance-Based Awards are based.

2.41.  “Performance Period” shall mean the period of time, up to ten (10) years, during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.42.  “Performance Shares” shall mean a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period.

2.43.  “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.11(a), Section 2.11(c) and Section 2.11(d), Person shall have the meaning set forth in Sections 13(d) and 14(d) (2) of the Exchange Act.

2.44.  “Plan” shall mean this Fortrea Holdings Inc. 2023 Omnibus Incentive Plan, as amended from time to time.

2.45.  “Prior Stockholders” shall mean the holders of equity securities that represented one hundred percent (100%) of the Voting Stock of the Company immediately prior to a reorganization, merger, or consolidation involving the Company.

2.46.  “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.

2.47.  “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Article 10.

2.48.  “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Article 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.

2.49.  “SAR Price” shall mean the per share exercise price of a SAR.

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2.50.  “Securities Act” shall mean the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.51.  “Securities Market” shall mean an established securities market.

2.52.  “Separation from Service” shall have the meaning set forth in Code Section 409A.

2.53.  “Service” shall mean service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.54.  “Service Provider” shall mean (a) an Employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Capital Stock.

2.55.  “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.

2.56.  “Share Limit” shall have the meaning set forth in Section 4.1.

2.57.  “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.

2.58.  “Stock” shall mean the common stock, par value $0.001 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1.

2.59.  “Stock Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Article 9.

2.60.  “Stock Exchange” shall mean the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or another established national or regional stock exchange.

2.61.  “Subsidiary” shall mean any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of Voting Stock. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A

2.62.  “Substitute Award” shall mean an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.63.  “Ten Percent Stockholder” shall mean a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of Voting Stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.64.  “Unrestricted Stock” shall mean Stock that is free of any restrictions.

2.65.  “Voting Stock” shall mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person.

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3.	ADMINISTRATION OF THE PLAN

3.1.	Committee.

3.1.1.	Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. For the avoidance of doubt, the Committee reserves the right to accelerate the vesting of all Awards granted under the Plan. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation, bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

Equity-based Awards granted under the Plan shall not provide for such Awards to vest, become exercisable, or settle, in whole or in part, prior to the one-year anniversary of the Grant Date, except that: (a) Awards that result in the issuance of an aggregate of up to 5% of the Shares reserved for issuance under the Plan may be granted without regard to such minimum vesting, exercisability and distribution restrictions; (b) similarly, Awards that are delivered in lieu of fully vested cash obligations may be granted without regard to such restrictions; (c) annual equity grants to non-employee directors that occur in connection with the Company’s annual meeting of stockholders may vest on the earlier of the one-year anniversary of the grant date and the date of the Company’s next annual meeting of stockholders; and (d) Awards may provide for accelerated vesting in the event of death or Disability at any time. The foregoing restrictions do not limit the Committee’s discretion to provide for accelerated vesting, exercisability or settlement of any Award, including in cases of retirement or other termination of employment.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2.	Composition of the Committee.

The Committee shall be composed of such members with such characteristics as are set forth in the Committee charter, as the same may be amended from time to time.

3.1.3.	Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company, which (a) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.1.4.	Delegation by the Committee.

To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to

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directors of the Company, (b) to make Awards to (i) Officers, or (ii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan, any Award, or any Award Agreement. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 shall serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2.	Board.

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation, bylaws and Applicable Laws.

3.3.	Terms of Awards.

3.3.1.	Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)   designate Grantees;

(b)   determine the type or types of Awards to be made to a Grantee;

(c)   determine the number of shares of Stock to be subject to an Award or to which an Award relates;

(d)   subject to Section 3.1.1, establish the terms and conditions of each Award (including the Option Price, the SAR Price, and the purchase price for applicable Awards; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto; the treatment of an Award in the event of a Change in Control (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e)   prescribe the form of each Award Agreement evidencing an Award;

(f)   subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, materially impair such Grantee’s rights under such Award; and

(g)   make Substitute Awards and/or Adjusted Awards.

3.3.2.	Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company or Affiliate policy or procedure, (f) other agreement, or (g) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

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Any Award granted pursuant to the Plan shall be subject to mandatory forfeiture and/or repayment by the Grantee to the Company (i) to the extent set forth in this Plan or an Award Agreement, (ii) to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate “clawback” or recoupment policy, including those that are adopted to comply with the requirements of any Applicable Laws, or (2) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws, or (iii) upon such terms and conditions as may be required by the Board or the Committee or under Section 10D of the Exchange Act and/or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Stock may be traded.

3.4.	No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action is subject to and approved by the Company’s stockholders. This Section 3.4 is intended to prohibit the repricing of “underwater” Options and SARs and will not be construed to prohibit the adjustments provided for in Section 4.2 and/or Article 16 of this Plan.

3.5.	Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.

3.6.	Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Number of Shares of Stock Available for Awards.

Subject to adjustment pursuant to Article 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to seventeen million five hundred thousand (17,500,000) (the “Share Limit”). Such shares of Stock may be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment pursuant to Article 16, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed seventeen million five hundred thousand (17,500,000).

4.2.	Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of

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another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards. The Share Limit shall neither be increased nor decreased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a stockholders -approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded. Substitute Awards may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

4.3.	Share Usage.

(a)   Shares of Stock subject to an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.

(b)   Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Article 10, shall be counted against the Share Limit as: (i) one (1) share of Stock for every one (1) share of Stock subject to an Award other than Options or SARs and (ii) one (1) share of Stock for every one (1) share of Stock subject to an Award of Options or SARs. The number of shares of Stock subject to an Award of stock-settled SARs shall be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs. A number of shares of Stock at least equal to the target number of shares issuable under Performance Shares shall be counted against the Share Limit as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such number of shares.

(c)   If any shares of Stock subject to an Award are not purchased or are forfeited or expire or otherwise terminate without delivery of any Stock subject thereto or are settled in cash in lieu of shares, then the number of shares of Stock counted against the Share Limit with respect to such Award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan.

(d)   The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered, withheld, or, while subject to an Award granted under the Plan, surrendered in connection with the payment of the Option Price upon exercise of an Option or other purchase of shares of Stock; (ii) tendered or withheld in connection with the Company’s tax withholding obligations, (iii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, or (iv) purchased by the Company with proceeds from Option exercises.

5.	TERM; AMENDMENT, SUSPENSION, AND TERMINATION

5.1.	Term.

The Plan shall become effective as of the Effective Date. The Plan shall terminate on the first to occur of (a) the day before the tenth (10th) anniversary of the Effective Date, and (b) the date determined in accordance with Section 5.2; provided, however, that Incentive Stock Options may not be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.2.	Amendment, Suspension, and Termination.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the

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Option Pricing provisions of Section 8.1, or the SAR Pricing provisions of Section 9.1 without the approval of the Company’s stockholders. Notwithstanding the foregoing or any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Board reserves the right to make amendments to this Plan and grants hereunder as the Board deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Eligible Grantees.

Subject to this Article 6, Awards may be made under the Plan to (a) any Service Provider, as the Committee shall determine and designate from time to time, and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee. Notwithstanding the foregoing, a Service Provider may not be granted an Award under this Plan if such Service Provider does not satisfy the Form S-8 definition of an “employee” on the Grant Date.

6.2.	Limitation on Non-Employee Director Compensation.

During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, but subject to adjustment as provided in Article 16, the aggregate maximum value of compensation granted to any non-employee director for such service in any one (1) calendar year (including the value of Awards granted to such non-employee director, taken together with any cash fees paid to such non-employee director, in each case, granted during such year), shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that the Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (a) the aggregate limit does not exceed $750,000 in total value during a fiscal year and (b) the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, and except with respect to Adjusted Awards, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

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8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards or Adjusted Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that, in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of one (1) share of Stock.

8.2.	Vesting and Exercisability.

Subject to Section 3.1.1 and Section 8.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the day before the fifth (5th) anniversary of the Grant Date of such Option.

8.4.	Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Article 16 which results in the termination of such Option.

8.6.	Method of Exercise.

Subject to the terms of Article 14 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7.	Rights of Holders of Options.

A Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the

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Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8.	Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.6.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary (as defined in Section 2.61(a)), (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and SAR Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which, except in the case of a Substitute Award or an Adjusted Award, shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be

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granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option shall have the same term, and expire at the same time, as the related Option.

9.2.	Other Terms.

Subject to Section 3.1.1, the Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4.	Rights of Holders of SARs.

A Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5.	Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6.	Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

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10.	TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

10.1.	Grant of Restricted Stock, Restricted Stock Units, and Deferred Stock Units.

Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2.	Restrictions.

At the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units; and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Article 13. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3.	Registration; Restricted Stock Certificates.

Pursuant to Section 3.6, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.6 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee shall provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock, or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock. Dividend payments or distributions declared or paid on shares of Restricted Stock which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such shares of Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such shares of Restricted Stock shall promptly forfeit and, to the extent already paid or distributed, repay to the Company such dividend payments or distributions. All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

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10.5.	Rights of Holders of Restricted Stock Units and Deferred Stock Units.

10.5.1.	Voting and Dividend Rights.

Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as stockholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s stockholders). The Committee may provide in an Award Agreement evidencing an Award of Restricted Stock Units or Deferred Stock Units that the holder thereof shall be entitled to receive Dividend Equivalent Rights with respect to each Restricted Stock Unit or Deferred Stock Unit, provided that such Dividend Equivalent Rights are subject to the same restrictions and risk of forfeiture as the underlying Restricted Stock Units or Deferred Stock Units and are not paid or settled unless and until all the restrictions applicable to such Restricted Stock Units or Deferred Stock Units have lapsed.

10.5.2.	Creditor’s Rights.

A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.

10.7.	Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units and Deferred Stock Units.

The Grantee of an Award of Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Restricted Stock Units or Deferred Stock Units from the Company at a purchase price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units or (b) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units. Such purchase price shall be payable in a form provided in Article 14 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Company or an Affiliate.

10.8.	Delivery of Shares of Stock.

Following the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units, or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.6, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.

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11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1.	Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan. Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Company or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.

11.2.	Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid when due (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may contain terms and conditions which are different from the terms and conditions of such other Award, provided that such Dividend Equivalent Right is subject to the same vesting or other restrictions (including performance-based vesting or restrictions) and risk of forfeiture as the underlying Award and is not paid or settled unless and until the Award has vested and any other restrictions applicable to the underlying Awards have lapsed (or any performance goals have been achieved).

12.2.	Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

13.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

13.1.	Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.

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13.2.	Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that shall be paid out to the Grantee thereof.

13.3.	Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 13.7, after the applicable Performance Period has ended, the Grantee of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.

13.4.	Form and Timing of Payment of Performance-Based Awards.

Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay the value earned under Performance-Based Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

13.5.	Performance Goals Generally.

The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. The performance goals for Performance-Based Awards may consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.5. The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Performance-Based Awards granted to any one Grantee or to different Grantees.

13.6.	Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Performance-Based Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Performance-Based Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award shall be paid or forfeited in the event of a termination of Service.

13.7.	Performance Measures.

The performance goals upon which the vesting or payment of a Performance-Based Award may be conditioned may include one or more, or a combination, of metrics under the following non-exhaustive list of Performance Measures, or such other measures as may be determined by the Committee, with or without adjustment (including pro forma adjustments):

(a)   earnings before interest, taxes, depreciation, and/or amortization;

(b)   earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: (i) stock-based compensation expense, (ii) income from discontinued operations, (iii) gain on cancellation of debt, (iv) debt extinguishment and related costs, (v) restructuring, separation, and/or integration charges and costs,

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(vi) reorganization and/or recapitalization charges and costs, (vii) impairment charges, (viii) merger-related events, (ix) gain or loss related to investments, (x) sales and use tax settlements, and (xi) gain on non-monetary transactions;

(c)   operating income, earnings, or profits;

(d)   return measures, including return on equity, assets, revenue, capital, capital employed, or investment;

(e)   pre-tax or after-tax operating income, earnings, or profits;

(f)    net income;

(g)   earnings or book value per share;

(h)   cash flow(s), including (i) operating cash flow, (ii) free cash flow, (iii) levered cash flow, (iv) cash flow return on equity, and (v) cash flow return on investment;

(i)    total sales or revenues growth or targets or sales or revenues per employee, product, service, or customer;

(j)    Stock price, including growth measures and total stockholder return;

(k)   dividends;

(l)    strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets;

(m)   gross or operating margins;

(n)   productivity ratios;

(o)   costs, reductions in cost, and cost control measures;

(p)   expense targets;

(q)   market or market segment share or penetration;

(r)    financial ratios as provided in credit agreements of the Company and its subsidiaries;

(s)    working capital targets;

(t)    regulatory achievements or compliance;

(u)   customer satisfaction measurements;

(v)   execution of contractual arrangements or satisfaction of contractual requirements or milestones;

(w)   product development achievements; and

(x)   any combination of the foregoing business criteria.

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Performance under any of the foregoing Performance Measures (i) may be used to measure the performance of (1) the Company, its Subsidiaries, and other Affiliates as a whole, (2) the Company, any Subsidiary, any other Affiliate, or any combination thereof, or (3) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (ii) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (j) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.

13.8.	Evaluation of Performance.

The Committee may provide in any Performance-Based Award that an evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; (k) environmental expense; and (l) such other events or conditions as may be determined by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the goals or actual levels of achievement regarding the Performance Measures, in whole or in part, as the Committee deems appropriate and equitable.

14.	FORMS OF PAYMENT

14.1.	General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price (if any), for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

14.2.	Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price (if any), for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their fair market value on the date of such tender or attestation.

14.3.	Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and/or any withholding taxes described in Section 18.3.

14.4.	Other Forms of Payment.

To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price (if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units may be made in any other form

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that is consistent with Applicable Laws, including (a) with respect to Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate, (b) with the consent of (and subject to any conditions or limitations established by) the Committee, by the Company withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the required tax withholding amount, or (c) by such other methods as may be approved by the Committee.

15.	REQUIREMENTS OF LAW

15.1.	General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation, bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2.	Rule 16b-3.

During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder, that would otherwise be subject to Section 16(b) of the Exchange Act, shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any merger, reorganization, recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange

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of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, or, in each case, any other transaction or event having an effect similar to the foregoing, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1, and the individual share limitations set forth in Section 6.2 shall be adjusted equitably and accordingly by the Committee; provided, however, that any such adjustment to the number specified in the last sentence of Section 4.1 of this Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify. In addition, the number and kind of shares of Capital Stock covered by outstanding Awards, the Option Price and SAR Price provided in outstanding Options and SARs, respectively, and any other terms applicable to such Awards (including cash awards), shall be adjusted equitably and accordingly by the Committee in its sole discretion, exercised in good faith, as it determines is equitably required so that the interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be in a manner that complies with Code Section 409A. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the Share limit set forth in Section 4.1, the individual share limitations set forth in Section 6.2, (b) the number and kind of shares of Capital Stock subject to outstanding Awards, (c) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs, and/or (d) other Award terms, as required to reflect such distribution; provided, however, that any such adjustment to the number specified in the last sentence of Section 4.1 of this Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify. Moreover, in the event of any such transaction or event or in the event of a Change in Control (as described in Section 16.3 below), the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Code Section 409A. In addition, for each Option or SAR with an Option Price or SAR Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option or SAR without any payment to the holder of such Option or SAR.

16.2.	Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Change in Control.

Subject to Section 16.3, if the Company shall undergo any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, unless otherwise determined by the Committee pursuant to Section 16.1, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing approved by the Committee, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, unless otherwise determined by the Committee pursuant to Section 16.1, Performance- Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

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16.3.	Change in Control in Which Awards Are Not Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing approved by the Committee (including in the agreement governing such Change in Control), upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a)   Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance-Based Awards, all outstanding shares of Restricted Stock, and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and either or both of the following two (2) actions shall be taken:

(i)    At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders;

and/or

(ii)   The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered (in a manner that complies with Code Section 409A), to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (2) the Option Price or SAR Price applicable to such Options or SARs.

(b)   For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be treated as though target performance has been achieved. If at least half of the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee, in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance-Based Awards shall be treated as though target performance has been achieved. After application of this Section 16.3(b), if any Awards arise from application of this Article 16, such Awards shall be settled under the applicable provision of Section 16.3(a).

(c)   Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

16.4.	Change in Control in Which Awards Are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing approved by the Committee (including in the agreement governing such Change in Control), upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for

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the assumption or continuation of such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing approved by the Committee (including in the agreement governing such Change in Control), in the event an Award is assumed, continued, or substituted upon the consummation of any Change in Control and the Service of such Grantee with the Company or an Affiliate is terminated without Cause within one (1) year (or such longer or shorter period as may be determined by the Committee) following the consummation of such Change in Control, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one (1)-year period (or such longer or shorter period as may be determined by the Committee) immediately following such termination or for such longer period as the Committee shall determine.

16.5.	Adjustments.

Adjustments under this Article 16 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, 16.3, and 16.4. This Article 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of an internal reorganization change in control event involving the Company that is not a Change in Control.

16.6.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

17.	PARACHUTE LIMITATIONS

If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a)   to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a Parachute Payment; and

(b)   if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish

90 2025 Proxy Statement • FORTREA

such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights.

No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or the exercise of an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, exercise, or settlement, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Unless otherwise determined by the Committee, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate fair market value equal to such withholding obligation. The fair market value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a fair market value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock unless (i) an additional amount can be withheld and not result in adverse accounting consequences, and (ii) such additional withholding amount is authorized by the Company.

FORTREA • 2025 Proxy Statement 91

18.4.	Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7.	Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.8.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9.	Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10.	Foreign Jurisdictions.

To the extent the Committee determines that the material terms set by the Committee imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices, or supplements to, or amendments, restatements, or alternative versions of the Plan as in effect for any other purposes (which, in each case, will be considered part of this Plan). The special terms and any appendices, supplements, amendments, restatements, or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s stockholders.

18.11.	Section 409A of the Code.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

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Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event shall a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee shall have any liability to any Grantee for such tax or penalty.

18.12.	Limitation on Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee shall be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 18.12 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

18.13.	Miscellaneous.

Notwithstanding anything in this Plan or an Award Agreement to the contrary, nothing in this Plan or in an Award Agreement prevents a Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

FORTREA • 2025 Proxy Statement 93

8 Moore Drive
Durham, North Carolina 27709

©2025 Fortrea Inc. All rights reserved. Fortrea.com

FORTREA HOLDINGS INC. 8 MOORE DRIVE, DURHAM NORTH CAROLINA 27709 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FTRE2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Fortrea Holdings Inc., c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V73137-[TBD] For Against Abstain For Against Abstain FORTREA HOLDINGS INC. The Board of Directors recommends you vote FOR each of the director nominees listed in proposal 1 (1a, 1b, and 1c), and FOR proposals 2, 3, and 4: 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025. 3. Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Nominees: 1. Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 4. Approval of the Fortrea Holdings Inc. 2023 Omnibus Incentive Plan, as amended and restated. 1a. Dr. Amrit Ray 1b. Erin L. Russell 1c. Machelle Sanders NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V73138-[TBD] FORTREA HOLDINGS INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS June 10, 2025 AT 10:30 A.M. ET THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The Stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) each of Thomas Pike, Jill McConnell, and Stillman Hanson, each with full power of substitution, as proxies to vote all of the shares of stock in FORTREA HOLDINGS INC., (the “Company”) which the Stockholder(s) would be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually via the Internet at www.virtualshareholdermeeting.com/FTRE2025 on June 10, 2025 at 10:30 A.M. ET and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors, FOR Proposals 2, 3, and 4. If you are not voting on the Internet or by telephone, please mark, sign, date, and mail the proxy card in the return envelope so that the stock may be represented at the meeting. Continued and to be signed on reverse side